UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EPAM Systems, Inc.

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Letter from the Chief Executive Officer and Chairman of the Board

To Our Stockholders:

You are cordially invited to attend our 2019 annual meeting of stockholders to be held Wednesday, June 5, 2019, at 10:00 a.m. EDT, in person at 41 University Drive, Newtown, Pennsylvania 18940 (the “Annual Meeting”).

If you owned our common stock at the close of business on April 10, 2019, you are entitled to vote on the matters which are listed in the Notice of 2019 Annual Meeting of Stockholders (the “Notice”). The Board of Directors recommends a vote FOR the proposals listed as Items 1, 2 and 3 in the Notice.

Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, I hope that you will vote as soon as possible to make sure your shares are represented.

Thank you for your continued support.

Arkadiy Dobkin

President, Chief Executive Officer and Chairman of the Board

April 23, 2019

41 UNIVERSITY DRIVE, SUITE 202    ∎    NEWTOWN, PENNSYLVANIA 18940

Notice of 2019 Annual Meeting of Stockholders

Date	Wednesday, June 5, 2019

Time	10:00 a.m. EDT

Place	41 University Drive Newtown, Pennsylvania 18940

Record Date

The record date for the determination of the stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on April 10, 2019.

Inspection of list of stockholders of record

A list of the stockholders of record as of April 10, 2019 will be available for inspection during ordinary business hours at our offices, 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, for 10 days prior to the Annual Meeting, as well as at the Annual Meeting.

Additional Information

Additional information regarding the matters to be acted on at the Annual Meeting is included in the accompanying proxy statement.

Proxy Voting

PLEASE SUBMIT YOUR PROXY THROUGH THE INTERNET OR MARK, SIGN, DATE AND RETURN YOUR PROXY.

Items of Business
Item	Board Vote Recommendation
1. To elect three Class I directors to hold office for a three-year term or until their successors are elected and qualified.	FOR
2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.	FOR
3. To approve, on an advisory and non-binding basis, the compensation for our named executive officers as disclosed in this Proxy Statement.	FOR
4. To transact such other business as may properly come before the Annual Meeting.	N/A
By Order of the Board of Directors of EPAM Systems, Inc.: Edward Rockwell Senior Vice President, General Counsel and Corporate Secretary April 23, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 5, 2019. The Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018 are available at http://www.astproxyportal.com/ast/17464/.

General Information

The Board of Directors (the “Board”) of EPAM Systems, Inc., a Delaware corporation (“we” or “EPAM”), is soliciting proxies to be used at the annual meeting of stockholders of EPAM to be held at our principal executive offices, located at 41 University Drive, Newtown, Pennsylvania 18940 on Wednesday, June 5, 2019, at 10:00 a.m. EDT and any postponement, adjournment or continuation thereof (the “Annual Meeting”).

This Proxy Statement and the accompanying notice and form of proxy are first being distributed to stockholders on or about April 23, 2019. The Board is requesting that you permit your common stock to be represented at the Annual Meeting by the persons named as proxies for the Annual Meeting.

The proxy solicitation materials, including the Notice of 2019 Annual Meeting of Stockholders, this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2018, which includes our audited consolidated financial statements for the year ended December 31, 2018 (the “2018 Annual Report”) and the proxy card or voting instruction card (collectively, the “Proxy Materials”), are being furnished to the holders of our common stock, par value $.001 per share (the “Common Stock”), in connection with the solicitation of proxies by the Board for use in voting at the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

The Proxy Materials are available at http://www.astproxyportal.com/ast/17464/ on or about April 23, 2019 to all stockholders entitled to vote at the Annual Meeting.

Notice of Internet Availability of Proxy Materials

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are making the Proxy Materials available to our stockholders primarily electronically via the Internet rather than mailing printed copies of these materials to each stockholder. We believe that this process expedites stockholders’ receipt of the Proxy Materials, lowers the costs incurred by EPAM for the Annual Meeting and helps to conserve natural resources.

On or about April 23, 2019, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) in the form of a mailing titled “Important Notice Regarding the Availability of Proxy Materials.” The Notice contains instructions on how to access the Proxy Materials, and how to vote on the Internet.

If you received the Notice by mail, you will not receive a printed copy of the Proxy Materials unless you request a printed copy, currently or on an ongoing basis. If you received a Notice by mail and would like to receive a paper or email copy of the Proxy Materials, follow the instructions on the Notice. Stockholders who requested paper copies of the Proxy Materials or previously elected electronic receipt did not receive a Notice and will receive the Proxy Materials in the format requested.

2019 Proxy Statement 1

Questions and Answers about the 2019 Annual Meeting, the Proxy Materials and voting your shares

Why am I receiving these materials?

Our Board has made the Proxy Materials available to you on the Internet or has delivered printed Proxy Materials to you in connection with the solicitation of proxies for use at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

What is a Proxy?

Our Board is soliciting your vote at the Annual Meeting. You may vote by proxy as explained in this Proxy Statement. A proxy is your formal legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

Edward Rockwell and Kate Pytlewski have been designated as proxies for the Annual Meeting.

What Proposals will be voted on at the Annual Meeting?

There are three proposals that will be voted on at the Annual Meeting:

1.	To elect three Class I directors specified in this Proxy Statement to hold office for a three-year term or until their successors are elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

3.	To approve, on an advisory and non-binding basis, the compensation for our named executive officers as disclosed in this Proxy Statement.

How does the Board recommend I vote?

Our Board unanimously recommends that you vote:

◾	FOR election of the three nominated Class I directors specified in this Proxy Statement (Proposal 1).

◾	FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal 2).

◾	FOR approval, on an advisory and non-binding basis, of the compensation for our named executive officers as disclosed in this Proxy Statement (Proposal 3).

What happens if additional matters are presented at the Annual Meeting?

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn or postpone the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Edward Rockwell and Kate Pytlewski , or either of them, will have discretion to vote on those matters in accordance with their best judgment, unless you direct them otherwise in your proxy instructions. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Who can vote at the Annual Meeting?

The Board established the record date for determining the stockholders entitled to vote at the Annual Meeting as April 10, 2019 (the “Record Date”). Stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting.

2 2019 Proxy Statement

  Questions and Answers about the 2019 Annual Meeting, the Proxy Materials and voting your shares

On the Record Date, 54,591,817 shares of our Common Stock were outstanding, and we had no other class of equity securities issued and outstanding. You are entitled to one vote for each share of Common Stock you own for each matter to be voted on at the Annual Meeting. As of the Record Date, holders of Common Stock are eligible to cast an aggregate of 54,591,817 votes at the Annual Meeting.

A list of the stockholders of record as of April 10, 2019 will be available for inspection at EPAM’s headquarters for 10 days prior to the Annual Meeting and will be available at the Annual Meeting.

What constitutes a quorum?

A majority of our outstanding shares of Common Stock as of the record date must be present, in person or by proxy, at the Annual Meeting in order to conduct business. This is called a quorum. If there are not enough shares of Common Stock present both in person and by timely and properly submitted proxies to constitute a quorum, the Annual Meeting may be adjourned until such time as a sufficient number of shares are present. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is the difference between being a “Stockholder of Record” and a “Beneficial Owner” holding shares in street name?

Stockholder of Record: You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC. The Proxy Materials are sent directly to a stockholder of record. A stockholder of record has the right to grant its proxy to vote directly to us or to vote via the Internet or in person at the Annual Meeting.

Beneficial Owner/Street Name: If your shares are held in a stock brokerage account or by a bank or other nominee (a “Broker”), you are considered the “beneficial owner” of shares held in street name and your Broker is considered the stockholder of record. Your Broker forwarded the Proxy Materials to you. As the beneficial owner, you have the right to direct your Broker how to vote your shares by completing the voting instruction form. Because a beneficial owner is not the stockholder of record, you are invited to attend the Annual Meeting, but you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the Broker that holds your shares, giving you the right to vote the shares at the Annual Meeting.

How do I vote?

By Written Proxy: Stockholders of record can vote their shares by marking, signing and timely returning the proxy card.

By Internet Proxy: Stockholders of record can vote their shares via the Internet. The Notice contains instructions and the Internet website address in order to vote by Internet. The Internet voting procedure is designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

In Person: All stockholders of record may vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by mail or the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Shares Held in “Street Name”: If you are a beneficial owner because your shares of stock are held in “street name” (i.e. through a bank, broker or other nominee), you will receive voting instructions from the institutions holding your shares. The methods of voting will depend upon the institution’s voting processes. Please contact the institution holding your shares of stock for more information.

What does it mean if I receive more than one proxy card?

It means that your shares are registered differently, or you have multiple accounts. Please vote all these shares separately to ensure all the shares you hold are voted.

2019 Proxy Statement 3

  Questions and Answers about the 2019 Annual Meeting, the Proxy Materials and voting your shares

If I submit a proxy by proxy card, internet, or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

If you properly submit your proxy but do not give voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

What if I do not specify how my shares are to be voted?

Stockholders of Record: If you are a stockholder of record and you properly submit your proxy but do not give voting instructions, the persons named as proxies will vote your shares as follows: FOR the election of EPAM’s director nominees set forth in this Proxy Statement (Proposal 1); FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal 2); and FOR the approval, on an advisory and non-binding basis, of the compensation of our named executive officers (Proposal 3). If you do not return a proxy, your shares will not be counted for purposes of determining whether a quorum exists, and your shares will not be voted at the Annual Meeting.

Beneficial Owners: If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to your Broker within 10 days of the Annual Meeting, your Broker will be prohibited under the current rules of the New York Stock Exchange (“NYSE”) from voting your shares on “non-routine” matters. This is commonly referred to as a “broker non-vote.” The Election of Directors (Proposal 1) and the Annual Advisory Vote on Executive Compensation (Proposal 3) are considered “non-routine” matters and therefore may not be voted on by your Broker absent specific instructions from you. The Ratification of Appointment of the Independent Registered Public Accounting Firm (Proposal 2) is considered a “routine” matter and therefore may be voted on by your Broker without instruction from you. We strongly encourage you to submit your voting instructions to your Broker and exercise your right to vote as a stockholder.

What vote is required to approve each item?

Item	Vote Required	Broker Discretionary Voting Allowed
Proposal 1 – Election of Class I Directors

Majority of the votes of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting. Our bylaws contain procedures to be followed in the event that one or more Directors do not receive a majority of votes cast FOR his or her election at the Annual Meeting.

No
Proposal 2 – Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2019	Majority of the votes of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting.	Yes
Proposal 3 – Annual Advisory Vote to Approve Executive Compensation	Majority of the votes of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting.	No

With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or vote FOR any nominee(s) and WITHHOLD your vote for the other nominee(s). A properly executed proxy marked WITHHOLD with respect to the election of any nominee(s) will not be voted with respect to the nominee(s) indicated. Proxies may not be voted for more than three nominees for director and stockholders may not cumulate votes in the election of directors. If you abstain from voting on Proposal 1, the abstention will not influence the outcome of the vote.

With respect to Proposals 2 and 3 you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on any of these Proposals, the abstention will have the same effect as an AGAINST vote.

4 2019 Proxy Statement

  Questions and Answers about the 2019 Annual Meeting, the Proxy Materials and voting your shares

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with EPAM’s Corporate Secretary a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy via the Internet, you may revoke your proxy with a later Internet proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Corporate Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting. If you are a beneficial owner, you may change your vote by submitting new voting instructions to your Broker, or, if you have obtained a legal proxy from your Broker giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

How will the proxies be solicited?

We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our regular directors, executive officers and employees, without additional compensation, in person, or by mail, courier, telephone, email or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Who will count the votes and how can I find the voting results of the Annual Meeting?

Representatives of American Stock Transfer & Trust Company LLC, our inspectors of election, will tabulate and certify the votes. We plan to announce preliminary voting results at the Annual Meeting, and we will report the final voting results in a Current Report on Form 8-K, which we will file with the SEC shortly after the Annual Meeting.

What is an abstention and how will abstentions be treated?

An “abstention” is when a stockholder chooses to abstain or refrain from voting his or her shares on one or more matters presented for a vote. For the purpose of determining the presence of a quorum, abstentions are counted as present.

What do I need to do to attend the Annual Meeting?

If you plan to attend the Annual Meeting in person, you will need to bring proof of your ownership of Common Stock as of the close of business on April 10, 2019 (such as your proxy card or transfer agent statement). You will also be required to present an acceptable form of photo identification such as a passport or driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you are a beneficial owner holding shares in “street name” through your Broker and you would like to attend the Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on April 10, 2019. In order to vote at the meeting, you may contact your Broker in whose name your shares are registered and obtain a legal proxy from your Broker and bring it to the Annual Meeting.

What are the fiscal year end dates?

Each of our fiscal years ends on December 31. This Proxy Statement provides information about the matters to be voted on at the Annual Meeting and additional information about EPAM and its executive officers and directors. Some of the information is provided as of the end of our 2016, 2017, and 2018 fiscal years and some information is provided as of a more current date.

Where can I get an Annual Report?

Our 2018 Annual Report, including consolidated financial statements as of and for the year ended December 31, 2018, is being distributed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement, in satisfaction of the requirements of the SEC.

2019 Proxy Statement 5

  Questions and Answers about the 2019 Annual Meeting, the Proxy Materials and voting your shares

In addition, this Proxy Statement and our 2018 Annual Report are available to you at no charge electronically at http://www.astproxyportal.com/ast/17464/.

Additional copies of the 2018 Annual Report are available at no charge upon written request. To obtain additional copies of the 2018 Annual Report, please contact us at EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, Attention: Corporate Secretary. The request must include a representation by the stockholder that as of our record date, April 10, 2019, the stockholder was entitled to vote at the Annual Meeting.

6 2019 Proxy Statement

Board of Directors

Our certificate of incorporation and bylaws provide that the Board will consist of no fewer than three and no more than nine persons and that the exact number of members of the Board will be determined from time to time by resolution of a majority of our entire Board. The Board currently consists of eight members.

The Board is divided into three classes, with each director serving a three-year term and one class being elected at each annual meeting of stockholders. Stockholders are not entitled to cumulate votes in the election of directors and may not vote for a greater number of persons than the number of nominees named.

Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the three director nominees identified below for election as Class I directors at the Annual Meeting. These directors will hold office until the annual meeting of stockholders in 2022, or until their respective successors have been elected and qualified. The director nominees set forth below have consented to being named in this Proxy Statement as nominees for election as director and have agreed to serve as directors if elected.

Biographical information concerning the nominees and the current directors of the Board whose terms will continue after the Annual Meeting appears below. Ages are correct as of April 1, 2019.

Name	Age	Position	Class	Term Ends
Richard Michael Mayoras	56	Non-Employee Director	I	2019
Karl Robb	56	Non-Employee Director	I	2019
Helen Shan	51	Non-Employee Director	I	2019
Peter Kuerpick	52	Non-Employee Director	II	2020
Jill B. Smart	59	Non-Employee Director	II	2020
Ronald P. Vargo	65	Non-Employee Director	II	2020
Arkadiy Dobkin	58	Director, President and Chief Executive Officer	III	2021
Robert E. Segert	50	Non-Employee Director	III	2021

Director Nominees (Class I Directors with Terms Expiring at the Annual Meeting in 2019 and in 2022 if elected)

The Board nominees possess specific experience, qualifications, attributes or skills that led the Nominating and Governance Committee to the conclusion that such persons should serve as directors of EPAM, in light of our business and structure.

Richard Michael Mayoras Age: 56 Director Since: 2013

Mr. Mayoras has served as a non-employee director of our Board since January 2013. Mr. Mayoras served as President and Chief Executive Officer and as a member of the board of directors of RedPrairie Corporation from 2007 until its 2013 acquisition by JDA Software Group, Inc., at which time he became a member of the board of directors of JDA Software Group, Inc. until 2015. From 2004 to 2007, Mr. Mayoras held a number of executive roles at RedPrairie, including President, Americas, Executive Vice President, Implementation Services and Support, and Executive Vice President for Product Development. From 2001 to 2004, Mr. Mayoras was President of DigiTerra, a wholly owned subsidiary of CIBER, a publicly traded enterprise application and technology consulting company. Mr. Mayoras has more than 30 years of experience in the technology, consulting and software industries, having held several executive and senior management positions for various organizations. Mr. Mayoras serves on the Advisory Board of BuildDirect Technologies Inc. In 2012, he was named a “Provider Pro to Know” by Supply & Demand Chain Executive magazine.

Our Board believes that Mr. Mayoras is qualified to serve as a director based on his prior executive leadership roles in the IT services industry and his experience and prior service as a member of the boards of directors of technology companies, which enable him to provide valuable insight to the Board regarding financial and business strategy issues.

2019 Proxy Statement 7

  Board of Directors

Karl Robb Age: 56 Director Since: 2004

Mr. Robb has served as a director of our Board since March 2004, and as a non-employee director since April 2015. Mr. Robb served as our Executive Vice President and President of EU Operations from March 2004 until his retirement in April 2015. Mr. Robb joined us when Fathom Technology, a Hungarian software development outsourcing company he co-founded, merged with EPAM. Mr. Robb has over 35 years of experience in the global software engineering and IT solutions industries, having worked more than 10 years in each of Western Europe, Eastern Europe and the United States.

Our Board believes that Mr. Robb’s extensive experience in and knowledge of the IT services industry in North America and Europe, as well as his experience starting two software companies and his extensive service and responsibilities at EPAM prior to his retirement, provide him with the necessary skills to serve as a member of our Board.

Our Board also believes this background enables Mr. Robb to provide valuable insight to the Board regarding strategy, business development, sales, operational and management issues, and general industry trends.

Helen Shan Age: 51 Director Since: 2018

Helen Shan has served as a non-employee director of our Board since September 2018. Since September 2018, Ms. Shan has served as Chief Financial Officer of FactSet Research Systems Inc. (NYSE: FDS)(NASDAQ: FDS), a global provider of integrated financial information, analytical applications, and industry-leading services.

Prior to joining FactSet, Ms. Shan served as Chief Financial Officer of Mercer, a wholly owned subsidiary of Marsh & McLennan Companies (NYSE: MMC), a leading global professional services firm providing advice and solutions that help organizations meet the needs of a changing workforce, from October 2014 to June 2018. From April 2013 to September 2014, Ms. Shan served as the Vice President, Treasurer, of Marsh & McLennan Companies, with oversight of the firm’s global Treasury operations, including capital management, pensions, investments, and cash management. Before joining Marsh & McLennan Companies, Helen served as Vice President, Treasurer, at Pitney Bowes, with responsibility for Treasury, Corporate Development, and Investor Relations. Previously, Helen held senior roles at JPMorgan Securities, including Managing Director, Diversified Industries. Ms. Shan is a member of the Johnson Advisory Council for the S.C. Johnson College of Business, the graduate management school of Cornell University.

Ms. Shan received an MBA from Cornell University’s S.C. Johnson Graduate School of Management and a BAS/BS in Systems Engineering/Finance from the University of Pennsylvania.

Our Board believes Ms. Shan’s financial management expertise, as well as her previous experience in global strategy development and execution, provide her with the necessary skills to serve as a member of our Board and enable her to contribute valuable insight regarding financial and strategic business issues.

8 2019 Proxy Statement

  Board of Directors

Continuing Directors

Class II with Terms Expiring at the Annual Meeting in 2020

Dr. Peter Kuerpick Age: 52 Director Since: 2014

Dr. Kuerpick has served as a non-employee director of our Board since September 2014. Dr. Kuerpick has been Chief Platform Officer of HERE, the Open Location Platform company, since September 2016. Prior to joining HERE, Dr. Kuerpick served as Executive Vice President of Product House at Unify GmbH & Co. KG from May 2014 to September 2016. Prior to his position at Unify, Dr. Kuerpick worked as a freelance consultant for software companies and private equity companies. From 2011 to 2013, Dr. Kuerpick served as Executive Vice President Products at SAP AG, where he was responsible for major industry solutions. From 2005 to 2010, Dr. Kuerpick was a member of the executive team at Software AG, responsible for product management and research & development. From 1998 to 2005, he held various roles at SAP AG including Senior Vice President Netweaver Java Technology. In 1994, Dr. Kuerpick received the Heinz-Maier-Leibnitz Award of the German Ministry of Research and Science for his Ph.D. From 1995 to 1997, he completed his post-doctorate studies in the United States, working at the Kansas State University and the University of Tennessee, Knoxville. He holds a Ph.D. in Theoretical Physics and a Masters in Environmental Sciences from the University of Kassel.

Our Board believes Dr. Kuerpick’s prior leadership roles in the IT industry, technology background in research & development and engineering, and European market experience enable Dr. Kuerpick to provide valuable insight to the Board regarding business strategy and industry trends.

Jill B. Smart Age: 59 Director Since: 2016

Ms. Smart has served as a non-employee director of our Board since July 2016. Since 2015, Ms. Smart has served as President of the National Academy of Human Resources, the organization where individuals and institutions of distinction are recognized for professional achievement by election as a “Fellow.” Ms. Smart spent over 33 years at global professional services company Accenture, including 10 years as Accenture’s Chief Human Resources Officer, before her retirement from Accenture in 2014. Prior to her HR management roles at Accenture, Ms. Smart held business integration consulting positions for clients in a variety of industries, focusing on integrating strategy, technology business processes, functional applications and human performance components. Ms. Smart is a Director at AlixPartners, a results-driven global management consulting firm that specializes in helping businesses successfully address their most complex and critical challenges, a Director at HireRight, the market-leading provider of on-demand employment background checks and screening. Ms. Smart is a member of the advisory board at Cerity Partners, an investment and wealth management firm, a Fellow and Director of the National Academy of Human Resources, a Fellow of the Human Resources Policy Institute, a member of the Personnel Roundtable and a member of the G100 Talent Consortium Advisory Board. In addition, Ms. Smart is a member of the Board of Trustees of the University of Illinois. Ms. Smart received an MBA from the University of Chicago and bachelor’s degree in business administration from the University of Illinois.

Our Board believes Ms. Smart’s industry experience and human resources leadership expertise enable Ms. Smart to provide valuable insight to the Board regarding human capital, executive compensation and strategy.

2019 Proxy Statement 9

  Board of Directors

Ronald P. Vargo Age: 65 Director Since: 2012

Mr. Vargo has served as a non-employee director of our Board since January 2012 and as Lead Independent Director since 2015. Mr. Vargo served as Executive Vice President and Chief Financial Officer of ICF International, Inc. (“ICF”) from April 2010 to May 2011. Prior to joining ICF, Mr. Vargo served as the Executive Vice President, Chief Financial Officer and as a member of the executive committee of Electronic Data Systems Corporation (EDS) from 2006 to 2008, and as Vice President and Treasurer of EDS from 2004 to 2006, when he was promoted to Chief Financial Officer. Before joining EDS, Mr. Vargo was employed from 1991 to 2003 by TRW, Inc. (“TRW”), a former $17 billion global manufacturing and service company strategically focused on providing products and services with a high technology or engineering content to the automotive, space and defense markets. TRW was acquired by Northrop Grumman Corporation in 2002. Mr. Vargo served TRW in the positions of Vice President of Investor Relations and Treasurer from 1991 to 1994, then Vice President of Strategic Planning and Business Development from 1994 to 1999, and then Vice President of Investor Relations and Treasurer again from 1999 to 2002. Mr. Vargo serves as a director of Ferro Corporation and as a member of its audit committee, a position he has held since December 2009. Beginning in August 2017, Mr. Vargo also serves as a director of EnerSys and as a member of its audit and nominating and corporate governance committees. Mr. Vargo holds a Masters of Business Administration in Finance and General Management from Stanford University and a Bachelor of Arts degree in Economics from Dartmouth College.

Our Board believes Mr. Vargo’s 30-plus years of experience as a financial and business executive, and his experience serving as a member of the board of directors of other public companies, provide him with the necessary skills to serve as a member of our Board and enable him to provide valuable insight to the Board regarding strategic, financial, compliance and investor relations issues.

10 2019 Proxy Statement

  Board of Directors

Class III with Terms Expiring at the Annual Meeting in 2021

Arkadiy Dobkin Age: 58 Director Since: 2002

Mr. Dobkin has served as Chairman of the Board, Chief Executive Officer and President since December 2002 and is one of our co-founders. After earning a Master of Science degree in Electrical Engineering from the Belarusian National Technical University, Mr. Dobkin began his career in Minsk, Belarus, where he worked for several emerging software development companies. After immigrating to the United States in 1991, he held technical and leadership positions at Prudential Insurance, Colgate-Palmolive and SAP Labs. In 2015, Mr. Dobkin was inducted into the Ernst & Young World Entrepreneur of the Year Academy and to the elite Entrepreneur of the Year Hall of Fame.

Our Board believes Mr. Dobkin’s experience as an IT professional and executive in the IT services industry coupled with his in-depth understanding of our global delivery model provide him with the necessary skills to serve as a member of our Board and will enable him to provide valuable insight to the Board and our management team regarding operational, strategic and management issues as well as general industry trends.

Robert E. Segert Age: 50 Director Since: 2012

Robert E. Segert has served as a non-employee director of our Board since January 2012. He is currently the Chairman and Chief Executive Officer of athenahealth, Inc., a leading provider of network-enabled services for hospital and ambulatory customers nationwide. From September 2018 until its merger with athenahealth in February 2019, Mr. Segert served as Chairman and Chief Executive Officer of Virence Health Technologies, a portfolio company of Veritas Capital and a leading healthcare information technology company that helps healthcare providers achieve industry-leading clinical and financial outcomes. From July 2017 to August 2018, Mr. Segert served as Executive Chairman of the Board for Aspect Software, the world’s leading enterprise cloud contact center and workforce optimization provider; and from August 2016 to July 2017, he served as Non-Executive Chairman of Aspect Software. Formerly, Mr. Segert served as President, Chief Executive Officer and a director of Expert Global Solutions, Inc., a global leader in the business process outsourcing (BPO) industry, leading the company through a significant re-positioning and successful merger with Alorica in June 2016. At the time of the merger EGS was a $1.1 billion leader in the customer relationship management services industry, with over 43,000 employees worldwide. From 2008 until its acquisition by OpenText Corp. in January 2014, Mr. Segert served as President and Chief Executive Officer, and a director of GXS Worldwide, Inc. (GXS), a leading global provider of business-to-business e-commerce and data integration services that simplify and enhance business process integration, data quality and compliance, and collaboration among businesses. Prior to joining GXS in 2008, Mr. Segert spent 10 years at Electronic Data Systems Corporation (EDS), a $22 billion global technology services company, in various capacities, including leader of the Global Financial Products Industry, Chief Marketing Officer, General Manager of U.S. Financial Services and Managing Director of Corporate Strategy and Planning. He has also held roles at A.T. Kearney and Frito-Lay, Inc. Mr. Segert received a Bachelor of Science degree in Mechanical Engineering from Purdue University and a Master of Business Administration degree from Harvard Business School.

Our Board believes Mr. Segert’s 20-plus years of experience as an executive in the business services and consulting industry provide him with the necessary skills to serve as a member of our Board and enable him to provide valuable insight to the Board regarding financial and investor relations issues.

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Corporate Governance

The Board, which is elected by our stockholders, is responsible for directing and overseeing our business and affairs. In carrying out its responsibilities, the Board selects and monitors our top management, provides oversight of our financial reporting processes and determines and implements our corporate governance policies. The Board and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders, and we have a variety of policies and procedures to promote such goals.

Our Board is comprised of active and engaged experts in fields related to EPAM’s business, from a variety of professional backgrounds, and includes directors that have served a range of tenures to allow for institutional knowledge and continuity, balanced with refreshed perspectives.

Age	Tenure	Diversity

Board Structure

Our certificate of incorporation and bylaws provide that the Board will consist of no fewer than three and no more than nine persons and that the exact number of members of our Board will be determined from time to time by resolution of an affirmative vote of a majority of our entire Board. The Board currently consists of eight members.

The Board is divided into three classes, with each director serving a three-year term and one class being elected at each annual meeting of stockholders. As of the date hereof, the Class I directors are Richard Michael Mayoras, Karl Robb and Helen Shan; the Class II directors are Peter Kuerpick, Jill B. Smart and Ronald P. Vargo; and the Class III directors are Arkadiy Dobkin and Robert E. Segert. The terms for the Class I, II and III directors end on the date of our 2019, 2020 and 2021 annual meetings of stockholders, respectively. If the Class I director nominees are elected at the 2019 Annual Meeting, their term will end on the date of our 2022 annual meeting of stockholders.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, non-employee directors consider the Board’s leadership structure on an annual basis.

The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of Chairman of the Board (the “Chairman”) and Chief Executive Officer in a way that is in EPAM’s best interests at a given point in time. The Board has determined that it is in the best interests of EPAM and our stockholders for both the positions of Chairman and Chief Executive Officer to be held by our co-founder, Arkadiy Dobkin, at this time. If circumstances change in the future, the Board may determine that these positions should be separated. This policy allows the Board to evaluate regularly whether EPAM is best served at any particular time by having the Chief Executive Officer or another director hold the position of Chairman. Our Board considers this issue carefully in light of the structure the Board believes will be in the best interests of EPAM and our stockholders.

The Board believes that Mr. Dobkin is best suited to serve as Chairman because, as our co-founder, he is the director most familiar with our business and industry and can lead the Board in identifying and prioritizing our strategies and initiatives. The combined role fosters greater communication between the Board and management and facilitates development and implementation of our Board-approved corporate strategy.

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In April 2015, our Board established the position of Lead Independent Director, and appointed Ronald P. Vargo to serve in this role. Annually, the Nominating and Corporate Governance Committee recommends to the Board a candidate to fill this position, selected from among the independent members of the Board. The Board considers this recommendation and elects the Lead Independent Director. Mr. Vargo has been re-appointed to this position each year since his initial appointment. Our Lead Independent Director Charter sets out the specific responsibilities of this role, including Board leadership, meetings with independent directors, liaising with the Chairman, facilitating distribution of information to the Board and its committees, among other things. In addition, the non-employee members of our Board meet periodically in executive session to discuss the effectiveness of our management, the quality of our Board meetings and any other issues or concerns.

We believe this current leadership structure is effective. Our non-employee directors and management have different perspectives and roles in business and strategy development. Our independent directors bring experience, oversight and expertise from outside EPAM and both from within and outside our industry. Mr. Dobkin and Mr. Robb offer specific Company and industry experience and expertise.

Risk Oversight

The Board is responsible for oversight of EPAM’s risk management practices while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing EPAM, and our Board structure supports this approach.

The Board receives periodic reports from management regarding the most significant risks we face. Further, the Board and its committees are involved in overseeing enterprise risk management, including risk priorities and developments that could impact the business. In addition, the Audit Committee assists the Board in its oversight role by receiving regular reports regarding EPAM’s risk and control environment. The Board’s other standing committees—Compensation, and Nominating and Corporate Governance—oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally, and the Nominating and Corporate Governance Committee has oversight responsibility for compliance with EPAM’s Corporate Governance Guidelines and Code of Ethical Conduct. The Board is kept abreast of each committee’s risk oversight and other activities via reports of the committee chairs to the full Board. The chairs present these reports at every regular Board meeting.

The Board currently considers specific risk topics, including risks associated with our strategic plan, legal compliance and other operational activities. Further, management routinely informs the Board of developments that could affect our risk profile or other aspects of our business.

Succession Planning

As reflected in our Corporate Governance Guidelines, the Board (with Compensation Committee input) is responsible for planning for CEO succession, as well as monitoring and advising on management’s succession planning for other senior executives. The Board’s goal is to have a long-term and continuing program for effective senior leadership development and succession.

Board Meetings

The Board held eight meetings in fiscal year 2018. Each of our directors attended at least 75% of the total number of all meetings of the Board and committees on which the director served that were held during fiscal year 2018.

Our independent directors meet regularly in executive session without management participation, as required by NYSE listing standards. Directors are expected to attend the meetings of the Board and of any committees on which the director serves and are encouraged, but not required, to attend our annual meetings of stockholders. All of our directors attended our annual meeting of stockholders in 2018.

Director Independence

The Board has determined that each of Peter Kuerpick, Richard Michael Mayoras, Robert E. Segert, Helen Shan, Jill B. Smart and Ronald P. Vargo is an “independent director” within the meaning of the applicable NYSE rules. Accordingly, the Board

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has determined that the majority of the directors on the Board are independent within the meaning of the applicable NYSE rules. In addition, the Board has determined that each of Dr. Kuerpick, Mr. Mayoras, Mr. Segert, Ms. Shan, Ms. Smart and Mr. Vargo is an “independent director” as defined by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that pursuant to independence requirements applicable to compensation committee members as set forth in Rule 10C-1 of the Exchange Act (“Rule 10C-1”) and Section 303A.05 of the NYSE Listed Company Manual, each of Mr. Mayoras, Dr. Kuerpick and Ms. Smart is independent as defined in Rule 10C-1 and Section 303A.02(a)(ii) of the NYSE Listed Company Manual. In making its determinations, the Board considered, among other things, all transactions and relationships between each director or any member of his or her immediate family and EPAM and its subsidiaries and affiliates. See “Certain Relationships and Related Transactions and Director Independence.” There are no family relationships among any of our executive officers, directors or nominees for director.

Communications to the Board

Stockholders and other interested parties may communicate directly with our Lead Independent Director or our non-employee directors as a group by sending a written communication in an envelope addressed to: Board of Directors, Attention: Lead Independent Director, c/o General Counsel and Corporate Secretary at 41 University Drive, Suite 202, Newtown, Pennsylvania 18940.

Stockholders and other interested parties may communicate directly with the full Board by sending a written communication in an envelope addressed to: Board of Directors, c/o General Counsel and Corporate Secretary at 41 University Drive, Suite 202, Newtown, Pennsylvania 18940.

Our Audit Committee has established an anonymous, confidential process for communicating complaints regarding accounting or auditing matters or other matters that may violate EPAM’s Code of Ethical Conduct. In order to submit a complaint, you may call our hotline at the dedicated local phone number found at ethics.epam.com (1-800-359-6541 in the U.S.) or submit a written report at the EthicsLine Webpage at ethics.epam.com. Any such complaints received or submitted are reviewed with the Audit Committee in accordance with a standard escalation protocol to take such action as may be appropriate.

Code of Ethical Conduct and Corporate Governance Guidelines

EPAM has a Code of Ethical Conduct that applies to all of our directors, officers and other employees, including our principal executive officer, principal financial officer and principal accounting officer. The foundational principles in our Code of Ethical Conduct and our core values mean that we strive for excellence and do the right things in the right way by:

◾	Respecting, valuing and supporting people;

◾	Showing integrity in our communications, records and business activities;

◾	Protecting and enhancing EPAM’s information and assets; and

◾	Complying with laws.

The Code of Ethical Conduct is approved and reviewed annually by the Board. Any amendments (other than technical, administrative or non-substantive amendments) to, and any waivers from a provision of the Code of Ethical Conduct for directors and officers must be approved by the Board, and will be promptly disclosed to our stockholders. The Board has also adopted Corporate Governance Guidelines in accordance with NYSE corporate governance rules that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including: the size and composition of the Board; Board membership criteria and director qualifications; director responsibilities; Board agendas; roles of the Chairman, Chief Executive Officer and Lead Independent Director; meetings of independent directors; committee responsibilities and assignments; Board member access to management and independent advisors; director communications with third parties; director compensation; director orientation and continuing education; evaluation of senior management; and management succession planning.

Our Code of Ethical Conduct and our Corporate Governance Guidelines are publicly available through the “Investors-Corporate Governance” section of our website at http://investors.epam.com. The information on our website is not incorporated by reference into this Proxy Statement or in our 2018 Annual Report. A copy will be provided in print without charge upon written request to our Corporate Secretary at 41 University Drive, Suite 202, Newtown, Pennsylvania 18940.

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Corporate Social Responsibility Commitment

The Board endorses EPAM’s ongoing commitment to integrate positive social, environmental and ethical practices into our business operations and strategy. Management periodically updates the Board on our corporate social responsibility program, which is key to our continual development as a business and drives value for our employees, clients, business partners, stockholders and the community. One important way EPAM lives out the key principles of our Code of Ethical Conduct and our core values is our commitment to making positive contributions in the communities in which we operate and championing corporate social responsibility efforts. Through our focused efforts in the areas of education, environment and community, we are committed to sharing the expertise and attributes of our highly skilled global workforce to effectively support the needs of, and positively add to, the world at large and the communities in which we work and live. We sponsor and support global technology education initiatives, invest in local green initiatives that result in energy-saving and carbon-footprint reduction practices, and are strongly committed to respecting our employees’ fundamental human rights at work. More information about EPAM’s Corporate Social Responsibility Program can be found at https://www.epam.com/about/who-we-are/social-responsibility.

Committees of the Board

The Board uses committees to work on certain issues in detail. Each committee reports the progress and results of its meetings to the Board and makes recommendations to the Board when appropriate. The Board currently has three standing committees – an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of our committees operates under a written charter that has been approved by our Board. The charters are reviewed annually by each respective committee, which recommends any proposed changes to our Board. The charters are available on the “Investors-Corporate Governance” section of our website at http://investors.epam.com/investors/leadership-and-governance/documents and will be provided in print without charge upon written request to our Corporate Secretary at 41 University Drive, Suite 202, Newtown, Pennsylvania 18940. The information on our website is not incorporated by reference into this Proxy Statement or our 2018 Annual Report.

The primary responsibilities of each of our committees, as well as the current composition of our committees and the number of committee meetings held during 2018, are described below:

Audit Committee

The primary responsibilities of our Audit Committee include:

◾ appoint, compensate, retain and oversee our independent auditors;

◾ pre-approve the independent auditors’ audit and non-audit services rendered, and recognize and prevent prohibited non-audit services;

◾ review the proposed scope and results of the audit;

◾ review, in conjunction with the Chief Executive Officer and Chief Financial Officer of our Company, disclosure controls and procedures and internal control over financial reporting with the independent auditors and our financial and accounting staff;

Committee Members: Ronald P. Vargo (Chair) Richard Michael Mayoras Helen Shan Number of Meetings in 2018: 8

◾ establish procedures for complaints received by us regarding accounting, internal accounting controls or auditing matters;

◾ oversee internal audit functions; and

◾ prepare the report of the Audit Committee that SEC rules require to be included in our annual proxy statement.

The Audit Committee currently consists exclusively of directors who are financially literate, and each of the members of the Audit Committee is considered an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K. The Board has determined that each of the current members of the Audit Committee is an “independent director” within the meaning of the applicable NYSE rules and as defined by Rule 10A-3 of the Exchange Act.

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Compensation Committee

The primary responsibilities of our Compensation Committee include:

◾ review and recommend the compensation arrangements for executive officers, including the compensation for our Chief Executive Officer;

◾ identify corporate goals and objectives relevant to executive compensation;

◾ review, evaluate and recommend to the Board for approval, if applicable, any equity-based incentive plan;

◾ retain or obtain the advice of a compensation consultant, legal counsel or other adviser in its sole authority and be responsible for the appointment, compensation, termination and oversight of the work of any such adviser that is retained;

Committee Members: Jill B. Smart (Chair) Peter Kuerpick Richard Michael Mayoras Number of Meetings in 2018: 7

◾ delegate its authority to subcommittees or the chair of the Compensation Committee when it deems it appropriate and in our best interests and to delegate to one or more of our officers the authority to make grants and awards of stock rights or options to any of our non-Section 16 officers under our equity-based incentive plan as the Compensation Committee deems appropriate and in accordance with the terms of the plans;

◾ consider the results of the most recent stockholder advisory vote on executive compensation; and

◾ prepare the report of the Compensation Committee to the extent required by SEC rules to be included in our annual proxy statement.

The Board has determined that each of the members of the Compensation Committee is an “independent director” within the meaning of the rules set forth in Rule 10C-1 and Section 303A.02(a)(ii) of the NYSE Listed Company Manual. The processes and procedures followed by our Compensation Committee in considering and determining executive compensation, including the use of consultants and other outside advisors, are described in “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The primary responsibilities of our Nominating and Corporate Governance Committee include:

◾ identify and nominate members for election to the Board;

◾ recommend to the Board a candidate for the position of Lead Independent Director of the Board from among the independent members of the Board;

◾ develop and recommend to the Board a set of corporate governance principles and code of conduct applicable to our Company and to oversee compliance thereof; and

◾ oversee the evaluation of the Board and management.

Committee Members: Robert E. Segert (Chair) Richard Michael Mayoras Ronald P. Vargo Number of Meetings in 2018: 5
The Board has determined that each of the members of the Nominating and Corporate Governance Committee is an “independent director” within the meaning of the applicable NYSE rules.

Consideration of Director Nominees

Identifying and Evaluating Nominees for Directors. The Nominating and Corporate Governance Committee utilizes a variety of methods to identify and evaluate director nominees, including nominees recommended by stockholders, but has not at this time adopted any specific written procedures with respect thereto. The committee assesses the appropriate size of the Board from time to time. If vacancies are anticipated or otherwise arise, the committee decides whether to fill such vacancies and, if so, considers various potential candidates. Candidates may come to the attention of the committee through current Board members, professional search firms engaged by the committee, stockholders or others. The committee reviews recommendations, evaluates biographical information and considers background material relating to potential candidates and, as appropriate, interviews selected candidates. These candidates may be evaluated at meetings of the committee and may be considered at any point during the year.

Stockholder Nominees. Our bylaws permit stockholders to nominate directors for consideration at our annual stockholder meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee. The committee’s policy is to consider

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properly submitted stockholder nominations. In evaluating all director nominations, the committee seeks to balance an individual’s knowledge, experience, capabilities, and compliance with the membership criteria established by our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee. For a description of the procedures to be followed by stockholders to nominate directors for consideration at our annual stockholder meeting see “Stockholder Proposals for the 2020 Annual Meeting,” which is incorporated herein by reference.

Director Qualifications. At this time, neither the Board nor the Nominating and Corporate Governance Committee has established any minimum qualifications or skills for directors, however the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines and consider a nominee’s judgment, diversity, skills, conflicts of interest, knowledge of our business and industry, experience in various geographies, background and experience in light of the Board’s challenges and the needs of the Board and its committees. The Nominating and Corporate Governance Committee also considers the independence, financial literacy and financial expertise standards as required under our Corporate Governance Guidelines, committee charters and applicable laws and regulations, and the ability of the candidate, in light of the candidate’s present activities and our Corporate Governance Guidelines, to devote the necessary time and attention to serving as a director and a committee member. The committee does not assign specific weights to particular criteria and no particular criteria is a prerequisite for, or necessarily applicable to, any prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. While we take into account diversity of background and experience, we do not have a formal policy that requires nominees to meet specific criteria.

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Our Executive Officers

Executive officers are appointed by the Board. The following table sets forth the names, ages and positions of our executive officers as of April 1, 2019:

Name	Age	Position
Arkadiy Dobkin	58	Chairman of the Board of Directors, President and Chief Executive Officer
Balazs Fejes	44	Executive Vice President, Co-Head of Global Business
Viktar Dvorkin	46	Senior Vice President, Head of Global Delivery
Jason Harman	48	Senior Vice President, Co-Head of Global Business
Jason Peterson	56	Senior Vice President, Chief Financial Officer and Treasurer
Edward Rockwell	51	Senior Vice President, General Counsel and Corporate Secretary
Elaina Shekhter	49	Senior Vice President, Chief Marketing Officer
Boris Shnayder	62	Senior Vice President, Co-Head of Global Business
Larry Solomon	54	Senior Vice President, Chief People Officer
Sergey Yezhkov	45	Senior Vice President, Co-Head of Global Business
Gary Abrahams	51	Vice President, Corporate Controller, Chief Accounting Officer

Information about Mr. Dobkin is provided under “Board of Directors” in this Proxy Statement. A brief biography for each of our other executive officers follows.

Balazs Fejes

Balazs Fejes, 44, is our Executive Vice President, Co-Head of Global Business, with a focus on Europe and APAC operations. In this role, he is responsible for the EPAM book of business in those regions. Mr. Fejes also oversees the strategy of our Banking and Financial Services Industry business unit, helping to drive evolution of key service lines across the unit’s global portfolio. He held the position of Senior Vice President, Global Head of Banking and Financial Services business unit from 2012 to 2015. From 2004 to August 2012, Mr. Fejes served as EPAM’s Chief Technology Officer (“CTO”) and was responsible for ensuring that all global offshore and nearshore software development centers of EPAM were at the leading edge of industry standards for efficiency and quality. Mr. Fejes joined EPAM in 2004 as part of the acquisition of Fathom Technology, a Hungarian software engineering firm which he co-founded and where he served as CTO. Prior to co-founding Fathom Technology Mr. Fejes was a chief software architect/line manager with Microsoft Great Plains (Microsoft Business Solutions). He also served as chief software architect of Scala Business Solutions. He is the recipient of numerous awards for programming excellence and has worked extensively in the US and Russia.

Viktar Dvorkin

Viktar Dvorkin, 46, is our Senior Vice President, Head of Global Delivery, and is responsible for the strategy and operation of the company’s Delivery Organization as well as our Solution Practices and Competency Centers. In his current role, Mr. Dvorkin also oversees EPAM’s Advanced Technology programs including EngineeringX and Delivery Excellence. Prior to his current role, he led the North American business unit, where he oversaw the operation of EPAM’s largest book of business, with overall responsibility for services delivered in the North American region. Mr. Dvorkin joined EPAM in 1997 and has been instrumental in driving the company’s growth in key technology and solution practices, and in helping EPAM to build and deploy multi-disciplinary teams for successful client engagements. Having worked and lived in the United States and Eastern Europe, Mr. Dvorkin has in-depth understanding of global delivery models and brings hands-on technology experience and working knowledge of multiple industries including travel, healthcare, insurance and oil & gas. Mr. Dvorkin holds a master’s degree in Applied Mathematics from the Belarusian National Technical University.

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Jason Harman

Jason Harman, 48, is our Senior Vice President, Co-Head of Global Business, focusing on a European book of business. Mr. Harman is also responsible for EPAM’s consumer portfolio in the region which includes clients in retail, consumer, travel and hospitality. Mr. Harman joined EPAM in December of 2006 and served as Co-Head of Global Business Development, where he was responsible for the acquisition of new clients in the European and APAC markets and expanding EPAM’s presence among existing clients. Mr. Harman directed EPAM sales, alliances, pre-sales and field marketing teams to achieve this goal. Mr. Harman has spent the majority of his career in business development roles in the digital services and software engineering space in both Europe and the US (leading Business Development and Alliances for the West Coast operations of a digital consulting business) and has worked extensively with Central and Eastern European technology services companies. Mr. Harman is a Chemistry graduate of Kings College London.

Jason Peterson

Jason Peterson, 56, is our Senior Vice President, Chief Financial Officer and Treasurer. Mr. Peterson brings 25 years of finance experience to EPAM. From 2008 to 2017, he was employed by Cognizant Technology Solutions, and in his most recent role, he was Vice President of Finance, M&A and Due Diligence, a position that he held while leading a large-scale corporate business process transformation program. Prior to that, he was CFO of the Emerging Business Accelerator and led the Corporate Financial Planning and Analysis Function. Before joining Cognizant, Mr. Peterson was the CFO for E&C Medical Intelligence, a venture-backed software and services company, and prior to that, he served in various accounting and finance roles at ATI Technologies, Philips Semiconductors, and Hewlett-Packard. Mr. Peterson holds an MBA from Columbia Business School and a bachelor’s degree in economics from Claremont McKenna College.

Edward Rockwell

Edward Rockwell, 51, joined EPAM in October of 2018 and is our Senior Vice President, General Counsel and Corporate Secretary overseeing the legal activities of the organization and providing strategic counsel and legal guidance to senior leadership and EPAM’s Board of Directors. From June 2014 to October 2018, Mr. Rockwell served as Vice President & Assistant General Counsel at Red Hat, a leading global provider of open source, enterprise IT solutions where he led a global team of legal professionals that supported all sales and operations during a period of significant company growth. From April 2012 to January 2014, Mr. Rockwell was General Counsel and Vice President, Legal and Human Resources for DDN Storage. He previously served as Vice President and Associate General Counsel at Hewlett-Packard Company (HP) with roles that included General Counsel for HP Services, HP Americas, and HP Software. Additionally, he spent five years in Milan, Italy, where he served as Director and Managing Counsel for HP’s Outsourcing Services business in EMEA and later Senior Director and Managing Counsel for Outsourcing Services worldwide. Mr. Rockwell received a BA degree in Foreign Affairs from University of Virginia and a JD from the University of Richmond School of Law.

Elaina Shekhter

Elaina Shekhter, 49, is our Senior Vice President, Chief Marketing Officer (“CMO”). Ms. Shekhter became CMO in March 2015, and in that role she works to integrate a variety of functions that influence the strategy, positioning and global brand of the Company. Ms. Shekhter has been with EPAM since 2001 in a number of roles, including most recently as the Global Head of Business Development and prior to that as the Global Head of our Travel and Consumer Business Unit. Before joining EPAM, Ms. Shekhter was with the global hospitality and travel company Carlson Companies, in a number of operational and business development roles including Head of Retail and Entertainment for 24K, a spin-off of Carlson Marketing Group. Prior to Carlson, Ms. Shekhter was a Manager with Ernst & Young Consulting, specializing in CRM and analytics engagements. Ms. Shekhter holds an MS degree in Information Systems and BS/BA degrees in Economic Theory and Political Science from The American University. She is active in the software startup and emerging technology community and takes a special interest in sustainability and artificial intelligence initiatives.

Boris Shnayder

Boris Shnayder, 62, is our Senior Vice President, Co-Head of Global Business with a primary focus on operations in the Americas. Mr. Shnayder joined EPAM in July 2015 and is responsible for a portfolio of business in the region, including oversight of service programs and client acquisition. Mr. Shnayder also oversees strategy and execution of our emerging verticals portfolio. With over 20 years of experience in the IT and telecommunications industries, Mr. Shnayder brings both industry and global operations leadership. Prior to his role at EPAM, Mr. Shnayder served in a variety of roles at GlobalLogic, Inc. from 2007 to 2015, including Chief Delivery Officer, Senior Vice President, Head of Telecom & Healthcare and General Manager, and Vice President of Telecommunications. He also held senior software management positions at Motorola and Telcordia, managing teams throughout the United States, China, India and Russia. Mr. Shnayder received his MS degree in Mechanical Engineering from the Lyiv University in Ukraine.

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  Our Executive Officers

Larry Solomon

Larry Solomon, 54, is our Senior Vice President, Chief People Officer, responsible for overseeing all aspects of talent management, talent acquisition, workforce planning and management, as well as other human resource related functions within EPAM globally. Mr. Solomon joined EPAM in October 2016 and prior to that he held a number of leadership positions at Accenture beginning in 1986. His most recent responsibilities as Senior Managing Director and North America Operating Officer from 2013 to 2016 included overseeing and managing the full employee life cycle of all Accenture people in the United States and Canada, resource planning, recruitment, staffing and deployment, and performance management. Prior to that, he was Accenture’s Global COO of Human Resources from 2011 to 2013, with overall responsibility for human resources operations. Mr. Solomon received a bachelor’s degree in Business Administration from the State University of New York at Albany with a Finance/MIS major and Spanish language minor. He graduated with Magna Cum Laude distinction in 1986.

Sergey Yezhkov

Sergey Yezhkov, 45, is our Senior Vice President, Co-Head of Global Business, focusing on a North American book of business. Mr. Yezhkov also oversees strategy and operation of our Life Science & Healthcare portfolio. Prior to his current role, Mr. Yezhkov served as Co-Head of Global Delivery where he oversaw delivery operations across EPAM’s diverse geographic footprint with overall responsibility for building and growing professional software engineering skills and delivery know-how. Mr. Yezhkov joined EPAM in 2006 as part of the acquisition of Vested Development Inc. (VDI), where he served as Managing Director and CTO. Through his work with EPAM’s Independent Software Vendors business unit, Mr. Yezhkov brings an in-depth understanding of commercial software product development and agile approaches as well as a working knowledge of the healthcare, life science and high-tech industries. Mr. Yezhkov has an MS in Computational Mathematics from Lomonosov Moscow State University.

Gary Abrahams

Gary Abrahams, 51, is our Vice President, Corporate Controller, and Chief Accounting Officer. Mr. Abrahams joined EPAM in June of 2016, after having served as an independent contractor for EPAM starting in March of 2016. He was named Chief Accounting Officer in April 2017. Mr. Abrahams has over 25 years of experience in global corporate financial management and public accounting. From December 2015 to March 2016, Mr. Abrahams worked as an independent contractor at CMF Associates, LLC, a management and financial services advisory firm. From June 2014 to April 2015 he served as Senior Vice President, Chief Accounting Officer at Preferred Sands, a producer of high-performance sands and proppant materials used in the oil and gas industry. From May 2006 to April 2014, Mr. Abrahams served in several senior finance roles at Shire Pharmaceuticals, a global biotechnology company, last serving as Vice President, Finance Operations - The Americas, where he was responsible for leading the Controller’s teams in North and South America and enhancing the finance infrastructure to support the growth of the multinational business. Before joining Shire, Mr. Abrahams held finance and Controller positions at Bracco Diagnostics, a subsidiary of a multinational healthcare company, from 1994 to 2006. He began his career at Arthur Andersen LLP in New York City. Mr. Abrahams holds a BBA in Accounting from Hofstra University.

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Security Ownership of Certain Beneficial Owners and Management

As of March 15, 2019, there were 54,364,253 shares of our Common Stock issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of our common stock for:

◾	each of our directors and named executive officers individually;

◾	all directors and executive officers as a group; and

◾	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding Common Stock.

We have calculated beneficial ownership in accordance with the rules of the SEC, and such ownership includes voting and investment power with respect to shares. In the table below, shares of Common Stock issuable pursuant to options currently exercisable or exercisable within 60 days of March 15, 2019, shares of Common Stock issuable upon settlement of restricted stock units, and restricted Common Stock are deemed to be outstanding for calculating the percentage of outstanding shares beneficially owned by the person holding those options, but are not deemed to be outstanding for computing the percentage of shares beneficially owned by any other person.

To our knowledge, except as indicated, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, based on the information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is c/o EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Named Executive Officers and Directors
Arkadiy Dobkin(1)	2,363,820	4.4%
Jason Peterson(2)	20,306	*
Balazs Fejes(3)	145,764	*
Boris Shnayder(4)	66,552	*
Elaina Shekhter(5)	65,698	*
Larry Solomon(6)	23,917	*
Viktar Dvorkin(7)	81,855	*
Sergey Yezhkov(8)	74,384	*
Jason Harman(9)	20,566	*
Edward Rockwell	0	*
Gary Abrahams	2,602	*
Peter Kuerpick	6,810	*
Richard Michael Mayoras	10,195	*
Karl Robb	4,208	*
Robert E. Segert	16,381	*
Helen Shan	724	*
Jill B. Smart	3,749	*
Ronald P. Vargo	10,276	*
All executive officers and directors as a group (18 people)	2,917,807	5.4%
5% Stockholders
The Vanguard Group(10)	4,591,226	8.4%
Morgan Stanley(11)	4,197,998	7.7%
FMR LLC(12)	2,930,847	5.4%
JPMorgan Chase & Co.(13)	2,744,847	5.0%
*	Denotes less than 1% of the shares of Common Stock beneficially owned.

2019 Proxy Statement 21

  Security Ownership of Certain Beneficial Owners and Management

(1)

Includes (i) 1,739,856 shares of Common Stock held directly by Mr. Dobkin; (ii) 187,775 shares of Common Stock issuable to Mr. Dobkin upon exercise of options exercisable within 60 days of March 15, 2019; and (iii) 436,189 shares of Common Stock held by the Arkadiy Dobkin GST Exempt Grantor Trust (the “Dobkin Grantor Trust”) for the benefit of Mr. Dobkin’s children, for which Mr. Dobkin’s spouse acts as the trustee. Mr. Dobkin may be deemed to have shared power to vote or to direct the vote, and shared power to dispose or to direct the disposition of the shares held by the Dobkin Grantor Trust and identified as beneficially owned by him above. Mr. Dobkin disclaims beneficial ownership of the securities held by the Dobkin Grantor Trust except to the extent of his pecuniary interest therein.

(2)	Includes 10,479 shares of Common Stock issuable to Mr. Peterson upon exercise of options exercisable within 60 days of March 15, 2019.

(3)	Includes 132,439 shares of Common Stock issuable to Mr. Fejes upon exercise of options exercisable within 60 days of March 15, 2019.

(4)	Includes 44,044 shares of Common Stock issuable to Mr. Shnayder upon exercise of options exercisable within 60 days of March 15, 2019.

(5)	Includes 51,242 shares of Common Stock issuable to Ms. Shekhter upon exercise of options exercisable within 60 days of March 15, 2019.

(6)	Includes 13,865 shares of Common Stock issuable to Mr. Solomon upon exercise of options exercisable within 60 days of March 15, 2019.

(7)	Includes 63,797 shares of Common Stock issuable to Mr. Dvorkin upon exercise of options exercisable within 60 days of March 15, 2019.

(8)	Includes 62,063 shares of Common Stock issuable to Mr. Yezhkov upon exercise of options exercisable within 60 days of March 15, 2019.

(9)	Includes 11,670 shares of Common Stock issuable to Mr. Harman upon exercise of options exercisable within 60 days of March 15, 2019.

(10)

Information based on a Schedule 13GA filed with the SEC on February 11, 2019. The Vanguard Group, a parent holding company, holds shares on behalf of Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The Vanguard Group has sole voting power over 28,382 shares and shared voting power of 6,909 shares, and has sole dispositive power over 4,561,010 shares and shared dispositive power over 30,216 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(11)

Information based on a Schedule 13GA filed with the SEC on February 12, 2019 jointly by Morgan Stanley and Morgan Stanley Investment Management Inc. Morgan Stanley and Morgan Stanley Investment Management Inc. have shared voting over 1,854,426 shares and shared dispositive power over 4,197,998 shares. The address of each of Morgan Stanley and Morgan Stanley Investment Management Inc. is 1585 Broadway, New York, NY 10036.

(12)

Information based on a Schedule 13GA filed with the SEC on February 13, 2019. FMR LLC, a parent holding company, holds shares on behalf of: FIAM LLC; Fidelity Institutional Asset Management Trust Company; FMR Co., Inc.; and Strategic Advisers LLC. FMR LLC has sole voting power over 312,698 shares, and has sole dispositive power over 2,930,847 shares. Members of the family of Abigail P. Johnson, Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other FMR LLC Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts, 00210.

(13)

Information based on a Schedule 13GA filed with the SEC on January 24, 2019. JPMorgan Chase & Co., a parent holding company, holds shares on behalf of: JPMorgan Chase Bank, National Association; J.P. Morgan Investment Management Inc.; JPMorgan Asset Management (UK) Limited; J.P. Morgan Securities LLC. JPMorgan Chase & Co. has sole voting power over 2,531,915 shares and shared voting power of 59,265 shares, and has sole dispositive power over 2,740,813 shares and shared dispositive power over 1,034 shares. The address of JPMorgan Chase & Co. is 270 Park Ave., New York, NY 10017.

22 2019 Proxy Statement

Certain Relationships and Related Transactions and Director Independence

Our Related Person Transaction Policy

The Board first adopted EPAM’s Related Person Transaction Policy in January 2012, and reviews the policy at least annually. Under this policy, a “Related Person Transaction” is any transaction, arrangement or relationship involving us in which a Related Person has a direct material interest. A “Related Person” is any of our executive officers, directors or director nominees, any stockholder beneficially owning in excess of 5% of our stock or securities exchangeable for our stock and any immediate family member of any of the foregoing persons.

Pursuant to such related person transaction policy, any Related Person Transaction must be approved or ratified by our Nominating and Corporate Governance Committee, the Board or a designated committee thereof consisting solely of independent directors (the “Reviewing Body”). In determining whether to approve or ratify a transaction with a Related Person, the Reviewing Body will consider all relevant facts and circumstances, including without limitation the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to us, opportunity costs of alternate transactions, the materiality and character of the Related Person’s direct or indirect interest, and the actual or apparent conflict of interest of the Related Person. The Reviewing Body will not approve or ratify a Related Person Transaction unless it has determined that, upon consideration of all relevant information, such transaction is in, or not inconsistent with, the best interests of EPAM and our stockholders. To facilitate compliance with the policy, the Nominating and Corporate Governance Committee reviews relevant information, facts and circumstances relating to potential related parties quarterly.

There were no Related Person Transactions requiring approval by the Nominating and Corporate Governance Committee in fiscal 2018.

Indemnification Agreements

Our certificate of incorporation includes provisions that authorize and require us to indemnify our officers and directors to the fullest extent permitted under Delaware law, subject to limited exceptions. We have separate indemnification agreements with our directors and executive officers, which require us to indemnify these individuals to the fullest extent permitted by applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Director Independence

Further information on director independence is set forth in “Corporate Governance.”

Insider Trading Policy, Prohibition on Hedging and Transactions in Derivatives, and Rule 10b5-1 Trading Plans

We have an insider trading policy that prohibits, among other things, our employees and directors from engaging in (i) any hedging transactions that are designed to hedge or speculate on any change in the market value of EPAM’s equity securities, (ii) trading in options or other derivatives involving EPAM’s stock, and (iii) pledging Company securities in any circumstance, including by purchasing company securities in margin or holding company securities in a margin account. None of our directors have pledged EPAM stock as collateral for personal loans or other obligations.

Certain of our officers and directors were parties to Rule 10b5-1 trading plans. We do not undertake any obligation to report Rule 10b5-1 trading plans that are adopted, or may be adopted in the future, by any of our officers and directors, or to report any modification or terminations of any publicly announced plan, except to the extent required by law.

2019 Proxy Statement 23

Report of the Audit Committee

EPAM’s Board has adopted a written charter of the Audit Committee which details the role and responsibilities of the Audit Committee. The Audit Committee, among other things, appoints, retains and oversees EPAM’s independent registered public accounting firm; oversees internal audit functions; and reviews with management EPAM’s disclosure controls and procedures and internal control over financial reporting. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and EPAM’s independent registered public accounting firm based on the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

Management has primary responsibility for financial statements, accounting principles and internal control over financial reporting. EPAM’s independent registered public accounting firm is responsible for auditing EPAM’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The members of the Audit Committee are not professional auditors or accountants, and the functions of the Audit Committee are not intended to replicate, verify or certify management’s activities or those of EPAM’s independent registered public accounting firm. Moreover, the Audit Committee cannot certify that EPAM’s independent registered public accounting firm is “independent” under applicable rules and regulations.

In fulfilling its responsibilities, the Audit Committee met eight times during 2018. During those meetings, the Audit Committee:

◾

Met with EPAM’s internal auditors and independent registered public accounting firm, Deloitte & Touche LLP, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of internal control over financial reporting and the overall quality of financial reporting.

◾

Reviewed and discussed with EPAM’s management and Deloitte & Touche LLP, for their respective purposes, the audited financial statements included in EPAM’s Annual Report on Form 10-K. The discussions included the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and the Annual Report on Form 10-K.

◾	Reviewed the unaudited interim financial statements and Forms 10-Q prepared each quarter by the Company.

◾	Received management representations that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

◾	Reviewed and assessed the adequacy of the Audit Committee charter.

◾

Reviewed and discussed with Deloitte & Touche LLP those matters required to be communicated by the standards of the Public Company Accounting Oversight Board (“PCAOB”), as well as critical accounting policies and practices, alternative accounting treatments, and other material written communications between management and Deloitte & Touche LLP, as required by Rule 2-07 of Regulation S-X under the Securities Exchange Act of 1934, as amended.

◾	Discussed with Deloitte & Touche LLP all matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees.

◾

Discussed with Deloitte & Touche LLP matters relating to their independence and received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence. The Audit Committee has considered whether the level of non-audit related services provided by Deloitte & Touche LLP and certain of its affiliates (collectively, the “Deloitte Entities”) is consistent with maintaining their independence.

◾	Pre-approved all audit, other audit-related and tax services performed by the Deloitte Entities.

In addition to pre-approving the audit, other audit-related and tax services performed by the Deloitte Entities, the Audit Committee requests and reviews fee estimates for each proposed service. These fee estimates strengthen the oversight the Audit Committee exercises over EPAM’s independent registered public accounting firm. On a periodic basis, the Audit Committee reviews the status of service engagements and fees incurred year-to date against pre-approved service engagement scope and fee estimates.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in EPAM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.

THE AUDIT COMMITTEE

Ronald P. Vargo, Chair

Richard Michael Mayoras

Helen Shan

24 2019 Proxy Statement

Compensation of Directors

Compensation of Directors

Our non-employee directors are compensated under our Non-Employee Directors Compensation Plan and related policy. Directors who are employees of EPAM or any of our subsidiaries receive no compensation for serving as directors.

Under our plan and policy, each director who is not an employee of EPAM or any subsidiary of EPAM receives an annual cash retainer (which the director may elect to receive in shares), committee and meeting fees, and an annual grant of restricted stock units. In addition, new non-employee directors receive an initial award of restricted stock units upon joining the Board.

In addition to the annual cash retainer, our non-employee directors are entitled to additional cash amounts if they attend (in person or telephonically, with different amounts applicable to each) more than 10 meetings of the Board, or more than 10 meetings of the same committee on which such non-employee director serves in any calendar year. In addition, the Lead Independent Director, and the chair and members of each committee of the Board of Directors each receives an additional cash fee.

We offer our directors the option to defer receipt of shares of our common stock delivered upon conversion of restricted stock units until the July 15th immediately following their retirement from the Board, or in one to five annual installments following retirement from the Board through our Non-Employee Directors Deferral Plan. This deferral plan permits the deferred receipt of shares relating to restricted stock units granted during or after 2017.

Every other year, the Compensation Committee reviews the compensation components and levels for non-employee directors, taking into account the director compensation practices of industry and other peer companies among other factors in a report prepared by the Compensation Committee’s independent compensation consultant. The most recent review occurred in 2018, with changes effective January 1, 2019. Based on this review, and to bring overall non-employee director compensation to a level that is more aligned with its peers (but still below peer group median total direct compensation), the Compensation Committee recommended that the Board adopt, and the Board approved, increases to the fair market value of the annual equity grant from $110,000 to $130,000, effective January 1, 2019.

The annual retainer and fee amounts for non-employee directors, our Lead Independent Director, committee members and committee chairs for 2018 are as set forth below.

	As of January 1, 2018
Annual Retainer		$55,000
Additional amounts for attending >10 meetings	$ $	2,000 (in person) 1,000 (telephonic)
Lead Independent Director – additional retainer		$25,000
Chair:
Audit Committee		$20,000
Compensation Committee		$15,000
Nominating and Corporate Governance Committee		$10,000
Committee Members (other than Chair):
Audit Committee		$10,000
Compensation Committee		$7,500
Nominating and Corporate Governance Committee		$6,000
Dollar value of initial equity grant (vesting in equal amounts over four years)		$100,000
Dollar value of annual equity grant (vesting on the first anniversary of grant)	$ to $	110,000 (increasing 130,000 effective January 1, 2019)

2019 Proxy Statement 25

  Compensation of Directors

The following table contains information about the fees and other compensation earned or paid to the members of the Board in the fiscal year ended December 31, 2018. Mr. Dobkin did not receive any compensation for his service as a director, and therefore is not included in the following table. The compensation received by Mr. Dobkin for his service to EPAM as President and Chief Executive Officer in 2018 is presented in “Executive Compensation.”

Director Compensation

Name	Fees earned or paid in cash ($)		Stock awards(1) ($)		Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)		Total ($)
Peter Kuerpick	$62,500	(2)	$110,331	(3)	—	—	—	—		$172,831
Richard Michael Mayoras	$78,500	(4)	$110,331	(3)	—	—	—	—		$188,831
Karl Robb	$55,000	(5)	$110,331	(3)	—	—	—	$94,000	(6)	$259,331
Robert E. Segert	$78,125	(7)	$110,331	(3)	—	—	—	—		$188,456
Helen Shan	$17,853	(8)	$99,999	(9)	—	—	—	—		$117,852
Jill B. Smart	$70,000	(10)	$110,331	(3)	—	—	—	—		$180,331
Ronald P. Vargo	$106,000	(11)	$110,331	(3)	—	—	—	—		$216,331
(1)

Represents the aggregate grant date fair value of restricted stock units granted to the directors in 2018, computed in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. For further information on how we account for stock-based compensation, please see Notes 1 and 12 to the consolidated financial statements included in EPAM’s 2018 Annual Report.

(2)	Represents a fee of $7,500 earned for service as a member of the Compensation Committee and $55,000 earned as an annual retainer for service on the Board.

(3)

Represents an annual Board service grant of 866 restricted stock units to each of Ms. Smart and Messrs. Kuerpick, Mayoras, Robb, Segert, and Vargo on June 6, 2018 that fully vest on June 6, 2019 (or, upon termination of service from the Board at any time, a portion of restricted stock units will vest as of the date of such termination on a pro rata basis). Certain of our directors have elected to defer receipt of shares of our common stock delivered on conversion of restricted stock units until after their retirement from the Board, pursuant to our Non-Employee Directors Deferral Plan.

(4)

Represents a fee of $7,500 earned for service as a member of the Compensation Committee; $10,000 earned for service as a member of the Audit Committee; $6,000 earned for service as a member of the Nominating and Corporate Governance Committee; and $55,000 earned as an annual retainer for service on the Board.

(5)	Represents $55,000 earned as an annual retainer for service on the Board.

(6)	Fees for consulting services pursuant to an independent contractor agreement with the Company.

(7)

Represents a fee of $10,000 earned for service as chair of the Nominating and Corporate Governance Committee; $7,500 earned for service as a member of the Audit Committee for a portion of the year; $5,625 earned for service as a member of the Compensation Committee for a portion of the year; and $55,000 earned as an annual retainer for service on the Board.

(8)	Represents a fee of $2,747 earned for service as a member of the Audit Committee for a portion of the year and $15,106 earned as a pro-rated annual retainer for service on the Board.

(9)	Represents an initial Board service grant of 724 restricted stock units to Ms. Shan on September 22, 2018 that vests 25% per year over four years.

(10)	Represents a fee of $15,000 earned for service as chair of the Compensation Committee and $55,000 earned as an annual retainer for service on the Board.

(11)

Represents a fee of $20,000 earned for service as chair of the Audit Committee; $6,000 earned for service as a member of the Nominating and Corporate Governance Committee; $25,000 earned for service as Lead Independent Director; and $55,000 earned as an annual retainer for service on the Board.

26 2019 Proxy Statement

  Compensation of Directors

Compensation Committee Interlocks and Insider Participation

The Compensation Committee’s members are Jill B. Smart, Peter Kuerpick and Richard Michael Mayoras. No member of the Compensation Committee who served during 2018 is or was an employee during 2018, or is or has ever been an officer of our Company. None of our executive officers has served during 2018 on the board of directors of another public company with executive officers who serve as members of our Board. No member of the Compensation Committee who served during 2018 had any relationship requiring disclosure by us under Item 404 of Regulation S-K.

Compensation Committee Report

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent we specifically incorporate this report by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth below with our management and the Compensation Committee’s independent consultant. Based on its review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018.

The Compensation Committee

Jill B. Smart, Chair

Peter Kuerpick

Richard Michael Mayoras

2019 Proxy Statement 27

Executive Compensation

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis provides an overview of our executive compensation philosophy and the material elements of compensation earned by our named executive officers (“NEOs”) with respect to the year ended December 31, 2018.

EPAM relies on a talented leadership team to support EPAM’s objectives for sustainable growth, client service and long-term stockholder value creation. Our executive compensation program is designed to motivate and reward our executive team by awarding compensation that emphasizes performance, while remaining flexible and responsive to changing business conditions.

2018 Corporate Performance Highlights

2018 represented another strong year for EPAM, moving us forward in several strategic and operational areas.

◾	Revenue increased to $1.84 billion, a year-over-year increase of $392.5 million or 27.1%.

◾	GAAP income from operations was $245.8 million, an increase of $72.8 million, or 42.1%, compared to $172.9 million in 2017.

◾	Non-GAAP income from operations was $315.1 million, an increase of $80.5 million, or 34.3%, compared to $234.7 million in 2017.

◾	Diluted earnings per share on a GAAP basis for 2018 was $4.24, compared to $1.32 in 2017.

◾	EPAM’s stock price closed the year at $116.01, up 8% over the closing price at the end of 2017, and 867% from our initial public offering price of $12.00 per share in February 2012.

See Appendix A to this Proxy Statement for a reconciliation of the non-GAAP financial measures that appear in the bullets above to the most directly comparable GAAP financial measures. We believe these non-GAAP measures help illustrate underlying trends in our business and we use these measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Our non-GAAP income from operations excludes stock-based compensation expenses, write-offs and recoveries, acquisition-related costs, amortization of purchased intangible assets, goodwill impairment, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, the impact of U.S. tax reform, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

2018 Executive Compensation Highlights

Consistent with our strong performance and our philosophy for performance-based compensation, highlights in our compensation for NEOs in 2018 included the following:

◾

2018 total compensation for our NEOs who were also NEOs in 2017 grew approximately 9% both as a group and on average year-over-year, respectively, reflecting our overall approach that rewards our leadership team for strong performance and sustained growth, while keeping compensation competitive for our talented leaders.

◾

2018 base salary for our NEOs (excluding Mr. Dvorkin, who was not a NEO in 2017, and annualizing Mr. Peterson for 2017) increased 6% as a group in total and 6% on average, balancing EPAM’s interests in managing fixed compensation expense with providing an adequate level of base pay to retain our highly qualified leadership team.

◾

Executive short-term, performance-based cash incentives for 2018 were, on average, 117% of base salary for our NEOs and actual bonus payouts were, on average, 125% of target for 2018, continuing our focus on paying for performance as we achieved strong revenue and profitability results for the year.

28 2019 Proxy Statement

  Executive Compensation

◾

In determining annual performance-based cash incentives for our NEOs, the Compensation Committee used a structured formula as it did in 2017, building on the guidelines it developed in prior years for bonuses. The formula assigns greater weight to corporate performance, considering corporate revenue and profitability performance, and puts a lesser emphasis on individual contributions.

◾

2018 annual equity grants to our NEOs were comprised of equally valued (at grant date) stock option and restricted stock unit awards, balancing retention and compensation incentives with reduced dilutive effect for our stockholders.

◾	There were no increases or changes to executive benefits to our NEOs, who largely participate in the same broad-based programs provided to other employees, and we provided no perquisites to NEOs.

◾

Overall, the total compensation packages for our NEOs continue to be significantly performance- and results-based in the forms of short-term cash incentives heavily reflective of company performance and equity-based compensation directly linked to the performance of EPAM common stock.

Our executive compensation program reflects many best practices.

What We Do	What We Don’t Do

✓ Align our executive pay with performance

✓ Appropriately balance short- and long-term incentives

✓ Provide for “double trigger” change of control vesting for all equity grants

✓ Award equity grants which vest over a four-year term

✓ Hold an annual “say-on-pay” advisory vote

✓ Implement meaningful stock ownership guidelines for executives, members of senior management and directors

✓ Maintain a clawback policy that covers all performance-based compensation made to executive officers

✓ Retain and utilize an independent compensation consultant to advise the Compensation Committee

×  No contracts with multi-year guaranteed salary increases or bonus arrangements

×  No excise tax gross-ups upon a change of control

×  No “single trigger” change of control vesting for equity awards

×  No “golden parachutes” or change of control severance payments

×  No supplemental executive retirement plan or supplemental pension benefits

×  No repricing of equity awards without stockholder approval

×  Hedging, pledging, and speculative transactions in our securities by our executive officers, employees and directors are prohibited by our policies

×  No perquisites for our named executive officers

Stockholder Say-on-Pay Vote

EPAM’s relationship with our stockholders is critical to our success. We endeavor to ensure that management and our Board hear, understand and respond to issues of importance to our stockholders, including executive compensation matters. We hold an advisory vote on executive compensation annually, as required by Section 14A of the Exchange Act and Rule 14a-20 thereunder, so at this Annual Meeting, we are asking stockholders to make an advisory vote to approve executive compensation. While the advisory vote on executive compensation is non-binding, the Board and the Compensation Committee will carefully assess the voting results and may consult with our stockholders to better understand any issues or concerns raised through the advisory vote. See “Proposal 3: Annual Advisory Vote to Approve Executive Compensation.” At our 2018 annual meeting of stockholders, approximately 98.6% of votes cast by our stockholders were in favor of approving the 2017 compensation of our NEOs. Following the 2018 annual meeting of stockholders, the Compensation Committee reviewed the results of the advisory vote of stockholders approving executive compensation. The Compensation Committee continues to refine and adjust the overall executive compensation program to ensure continued alignment with stockholder interests, including pay for performance and delivering long-term value and sustained growth.

2019 Proxy Statement 29

  Executive Compensation

Our Named Executive Officers (“NEOs”)

Our named executive officers, or NEOs, consist of our principal executive officer, our principal financial officer and our three other most highly compensated executive officers as of December 31, 2018.

For 2018, our NEOs were:

◾	Arkadiy Dobkin, President and Chief Executive Officer (our “CEO”)

◾	Jason Peterson, Senior Vice President, Chief Financial Officer (“CFO”) and Treasurer

◾	Balazs Fejes, Executive Vice President and Co-Head of Global Business

◾	Viktar Dvorkin, Senior Vice President and Head of Global Delivery

◾	Larry Solomon, Senior Vice President and Chief People Officer

Compensation Philosophy and Objectives

We believe that the value we deliver to our customers, and ultimately to our stockholders, depends in large part upon the quality and capability of our people. We seek to attract, motivate, develop and retain quality executives who will increase long-term stockholder value. Our philosophy is to provide total compensation to each of our NEOs that is commensurate with his or her position and experience, largely in the form of annual cash incentives and long-term equity incentives aligned with the interests of our stockholders. We expect each of our executives to balance the risks and related opportunities in the performance of his or her duties, while adhering to EPAM’s high standards of business conduct. We reward exceptional performance, combined with demonstrated commitment to EPAM. We believe that the senior leadership provided by our NEOs is paramount to EPAM successfully achieving its operational goals and long-term shareholder value creation.

We use a mix of short-term compensation, in the form of base salaries and annual cash incentive payments, and long-term compensation, in the form of equity-based awards, as the total compensation structure to meet these objectives. Our NEOs may also participate in retirement and/or health benefits available to employees generally. This compensation program serves to complement the strong alignment our NEOs have with our stockholders because of the equity holdings our NEOs have in EPAM, and our stock ownership guidelines strengthen this alignment.

30 2019 Proxy Statement

  Executive Compensation

Each of the components of our compensation program has its own objective and alignment with stockholder value creation, as set forth below.

Component	Objective	Alignment with Stockholder Value Creation
Base Salary	Provide a base amount of fixed compensation to attract and retain highly qualified executive leadership Reflects individual seniority, skills, prior experience, scope and responsibility	Salary levels and year-over-year increases set at appropriate, but generally conservative, levels to manage fixed pay
Performance-based Cash Incentives	Reward executives for a combination of strong Company performance and individual contributions to Company success	Potential cash pool determined for all eligible employees, including named executive officers, based on Company revenue and profitability. Annual awards for named executive officers determined based on Company operational and financial results as well as individual performance and collaboration
Equity Awards (consisting of 50% stock options and 50% restricted stock units, based on grant date fair value)	Provide two types of equity vehicles to reward stock price appreciation and serve as a retention tool for highly qualified executive leadership Reward executives for long-term success	Ultimate value of equity awards based on sustained, long-term EPAM stock performance
Benefits and Perquisites	Lack of special perquisites for executives promotes EPAM’s egalitarian approach and culture

Additional perquisites for executives generally not provided

EPAM provides its executives with broad-based, non-discriminatory benefit plans available to all employees to focus executive pay on incentive-based compensation

Post-employment Compensation	Lack of pension plans, retiree benefits and other post-employment benefits keeps fixed compensation costs conservative

No pre-set severance terms or employment agreements, except in limited circumstances as described in “Other Employment Arrangements” below

Double-trigger change of control requirements for acceleration of unvested equity awards

2019 Proxy Statement 31

  Executive Compensation

2018 Compensation Components

The graphics below show the components of our CEO’s and other NEOs’ compensation relative to each other. As these charts demonstrate, a substantial amount of our CEO’s and other NEOs’ overall compensation for 2018 has value linked to the long-term stock performance of EPAM. This underscores our dedication to ensuring our executives’ interests align with those of our stockholders.

CEO	Other Named Executive Officers (Average)

Compensation-Setting Process

Role of the Board and Compensation Committee

The Compensation Committee of the Board is responsible for developing, implementing and administering our executive compensation policies, including salaries, cash incentive and equity incentive compensation. In considering and making executive compensation decisions, the Compensation Committee retains the services of an independent executive compensation consultant, Pay Governance LLC (“Pay Governance”). The Compensation Committee consists entirely of independent directors pursuant to applicable NYSE rules.

The Compensation Committee operates under a written charter adopted by the Compensation Committee and approved by the Board. The authority of the Compensation Committee pursuant to the terms of its charter is described in “Corporate Governance—Committees of the Board—Compensation Committee” and the charter is available on the “Investors-Corporate Governance” section of our website at http://investors.epam.com/investors/leadership-and-governance/documents. Pursuant to its charter, the Compensation Committee may delegate authority when it deems appropriate and in the best interests of EPAM, including the authority to grant stock rights or options to any person other than an “officer” within the meaning of Section 16 of the Exchange Act under EPAM’s incentive compensation or other equity-based plans. Based on this authority, the Compensation Committee has delegated to our CEO and our Chief People Officer the authority to make equity grants to employees other than our Section 16 “officers” and certain key senior management personnel from a preauthorized pool of shares for such grants, subject to certain limitations. To ensure compliance with Rule 16b-3 under the Exchange Act, the full Board or a committee of our directors who qualify as “non-employee directors” pursuant to Rule 16b-3 approves equity incentive compensation for our NEOs on the recommendation of the Compensation Committee.

The Compensation Committee determines the appropriate amount and mix of compensation for each NEO taking into account the recommendations of our CEO and Chief People Officer (except as to themselves) and the advice and analyses provided by its compensation consultant. There is no pre-established formula to determine the total compensation of any NEO. Each member of our executive team has a target cash incentive amount set each year by the Compensation Committee, and the amount of each individual award is determined using a formula weighting corporate performance more heavily than individual contributions, using recommendations of our CEO and Chief People Officer (other than for themselves). For equity-based incentive compensation, the timing, value and form of awards under our equity-based plans are made at the discretion of the Board based on recommendations of our CEO and Chief People Officer (except as to themselves) and the Compensation Committee.

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Role of Management

Mr. Dobkin, as CEO, and Mr. Solomon, as Chief People Officer, provide substantial input in determining compensation paid to our NEOs (other than their own). The Compensation Committee meets periodically with Mr. Dobkin and Mr. Solomon to address executive compensation matters, including the rationale for our compensation programs and the effectiveness and market relevancy of the programs in achieving our compensation objectives. As part of our normal annual process, Mr. Dobkin and Mr. Solomon review with the Compensation Committee the performance of the NEOs (other than themselves) and recommend to the Compensation Committee changes in base salary, cash incentives and equity awards for each other NEO and other members of the senior management team. Based on this process, the Compensation Committee determines and approves the base salary and cash incentive and recommends to the full Board for approval equity grants for NEOs other than the CEO. For Mr. Dobkin, our Lead Independent Director solicits input from all members of the Board regarding the CEO’s performance and shares consolidated insights with the Compensation Committee. The Compensation Committee evaluates the CEO’s performance, taking into account company performance and individual subjective and objective criteria such as leadership, business planning, financial results, succession planning, human resources, compliance, and board interface. The Compensation Committee’s evaluation informs its decisions as to Mr. Dobkin’s base salary increase and cash incentive, and its recommendation as to equity compensation, which is subsequently approved by the Board. Neither Mr. Dobkin nor Mr. Solomon is present at the portion of such meetings where the Compensation Committee or the Board reviews his compensation.

Role of the Compensation Consultant

The Compensation Committee has used the services of Pay Governance as independent compensation consultant each year since 2012. At the Compensation Committee’s request during 2018, Pay Governance prepared analyses and reports on market pay for named executive officers, a competitive study on director compensation, peer group composition, and information on trends and policies relating to compensation. In addition, Pay Governance provided advice on the Compensation Discussion and Analysis included in this Proxy Statement. Pay Governance attends meetings as appropriate at the invitation of the Compensation Committee and meets with our management from time to time to collect compensation data and information about the business. To ensure the independence of Pay Governance, the Compensation Committee annually reviews its work, fees and relationship. During 2018, Pay Governance did not perform any other services for EPAM or any of its affiliates and the Compensation Committee concluded that there was no conflict of interest within the meaning of Section 10C-1 of the Exchange Act affecting Pay Governance’s independence.

Factors Considered in Determining Compensation

We do not typically enter into formal employment or consultancy, change of control or other similar agreements with our executives or other employees (except to the extent required by law), although we provide offer letters for onboarding executives and other employees. We believe in mutual trust, loyalty and commitment between EPAM and our named executive officers, and that employment agreements are not necessary to achieve our goals and meet our named executive officers’ needs. We believe that this assertion is supported by the long tenure of several of our named executive officers and our success in adding new executives to our leadership team.

The Compensation Committee reviews executive compensation levels for the NEOs annually to ensure that they remain competitive, overall, within our industry. The Committee reviews tally sheets for all executive officers in connection with its review of total compensation and annual compensation decisions made in the first quarter of each year. The tally sheets summarize historical and current compensation for each member of management. The Compensation Committee believes that tally sheets are a useful reference tool as it considers changes to compensation and retention of key leaders.

The overall value of the compensation package for each NEO is determined by the Compensation Committee in consultation with the CEO (except as to himself) and Chief People Officer (except as to himself). In these consultations, the Compensation Committee, CEO and Chief People Officer consider the overall performance of EPAM, as well as subjective factors including the individual performance of the other NEOs and their contributions to EPAM achievements. The Compensation Committee also considers information provided by Pay Governance in making its compensation decisions.

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  Executive Compensation

In 2013, we developed a compensation peer group to help understand pay levels, pay design and policies for similarly sized publicly traded companies. In developing and changing the composition of this peer group over time, we have focused on technology companies of similar revenue and market cap size to EPAM that also generally have strong historical revenue growth rates and significant international operations, since there are relatively few direct competitors of similar size to EPAM. The current list (see box to the right) is subject to change each year depending on the availability of the companies’ data and the continued appropriateness of the companies in terms of the factors described above and other factors. The Compensation Committee reviews the criteria, adjusts, if appropriate, and confirms the companies to be included in the peer group annually.

    Our Industry Peer Companies

Akamai Technologies, Inc.

Blackbaud, Inc.

Fortinet, Inc.

Open Text Corporation

Pegasystems, Inc.

Red Hat, Inc.

ServiceNow, Inc.

SS&C Technologies Holdings, Inc.

Splunk Inc.

Synopsys, Inc.

Syntel, Inc.

Teradata Corporation

Verint Systems, Inc.

Virtusa Corporation

The Compensation Committee and management use peer group information to better understand the external marketplace; however, industry peer information is not the only factor used to determine executive pay levels. The Compensation Committee and our management consider multiple factors including experience, contribution and past compensation in addition to the peer group information.

Elements of Compensation

The fundamental elements of our compensation program are base salary, short-term cash incentive awards, long-term equity incentives and other broad-based benefits. Although we expect these to remain the elements of our compensation program going forward, the relative weighting of each element and specific plan and award designs may evolve. We have selected these elements as the principal components of our executive compensation program because we have found them to be effective in recruiting, retaining and motivating our NEOs within the context of our business and operating environment.

Each NEO’s compensation package is individually tailored and is intended to encourage executive performance that supports our organizational strategy, while at the same time remaining aligned with our compensation philosophy and the components described above. The Compensation Committee and the Board continue to evaluate the compensation components, the mix of long- and short-term compensation, and decision-making processes for cash incentives and equity awards to ensure we are motivating our leadership and rewarding performance and creation of stockholder value. The Compensation Committee and the Board may make changes to our compensation setting processes or the criteria for our NEOs to receive certain elements of compensation in 2019 or future years.

As described under “Other Employment Arrangements” below, Mr. Peterson’s employment offer letter dated March 16, 2017 includes certain compensation components effective through April 5, 2019.

Base Salary

Base salary is used to attract and retain our NEOs. Base salaries are determined using comparisons with industry peers and other relevant factors including the seniority of the executive, the functional role of the position, the executive’s unique skills and prior experience, the executive’s responsibility level, and other subjective performance criteria for each executive. Base salaries are reviewed annually, taking into account the above factors and information provided by Pay Governance. Salaries for NEOs other than the CEO are recommended by the CEO and Chief People Officer and approved by the Compensation Committee, and the Compensation Committee determines the base salary of our CEO.

Short-Term Cash Incentive Awards

Short-term cash incentive awards are intended to be a meaningful component of our NEOs’ total compensation package. In 2018, the Committee again used a senior management incentive framework that is designed to reward executives for achieving short-term (annual) performance goals, taking corporate performance and, to a lesser extent, individual performance into account.

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  Executive Compensation

Under this framework, the Compensation Committee approves:

◾	corporate performance measures and goals;

◾	the aggregate funding level, based on the Company’s revenue and profitability performance for the year;

◾	individual annual cash incentive targets for the NEOs; and

◾	actual annual cash incentive awards for each NEO.

Our CEO and Chief People Officer provide recommendations as to the other NEOs’ annual targets and individual performance component of actual awards.

A broad-based cash incentive compensation pool is funded for all eligible employees (including our NEO), based on the Company’s revenue and adjusted income from operations results for the fiscal year. The Compensation Committee, based on management’s proposal, approves the total funding of incentive compensation available in this broad-based pool for all annual performance awards and other cash bonuses that are awarded to EPAM personnel throughout the year for various reasons.

For funding the 2018 broad-based pool, the funding methodology focused equally on revenue growth and profitability as measured by adjusted income from operations (taking into account bonuses in respect of 2018). In setting the revenue and profitability ranges and targets used for bonus pool funding, the Compensation Committee considered EPAM’s publicly disclosed earnings guidance, market forces on the industry and macro-economic factors. The Compensation Committee believes that the ranges, targets and funding formula set appropriately challenging, incentivizing and attractive goals that align corporate and investor interests. The following table sets forth the range, target and actual 2018 results for each element.

Measure	Range for incentive pool funding	Target for 100% funding	Actual 2018 results
Revenue growth (year over year)	15% - 35%	24.8%	27.1%
Adjusted income from operations (as a percentage of revenue)	13% - 19%	16.2%	17.1%

See Appendix A to this Proxy Statement for a reconciliation of the non-GAAP financial measure adjusted income from operations to GAAP income from operations. Our non-GAAP income from operations excludes stock-based compensation expenses, write-offs and recoveries, acquisition-related costs, amortization of purchased intangible assets, goodwill impairment, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, the impact of U.S. tax reform, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments.

After considering the Company’s strong 2018 operating results, the Compensation Committee approved a 113.94% funding level for the overall incentive pool, including executive annual incentives, and annual and special incentive awards to eligible EPAM employees.

Actual cash incentives paid to our NEOs are based 65% on corporate performance (using the funding level described above as the multiplier) and 35% on individual contributions to the Company’s success. For the individual performance component, the Compensation Committee reviews each executive’s performance with Mr. Dobkin (except his own) and determines the appropriate level of achievement.

2018 target cash incentive award levels for each NEO, the maximum cash incentive award, and the actual 2018 cash incentive award is set forth in the table below.

	2018 cash incentive target ($)	2018 cash incentive maximum ($)	2018 cash incentive award – actual ($)	Payout as a percentage of target (%)
Arkadiy Dobkin	$687,500	$1,375,000	$784,000	114%
Jason Peterson	$250,000	$500,000	$325,000	130%
Balazs Fejes	$350,000	$700,000	$425,000	121%
Viktar Dvorkin	$250,000	$500,000	$340,000	136%
Larry Solomon	$250,000	$500,000	$310,000	124%

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  Executive Compensation

The overall incentive pool for 2019 will be funded based on the same framework, using revenue growth and adjusted income from operations as the determinative measures, with the potential for discretionary adjustments if management so recommends and the Compensation Committee agrees. NEO cash incentive awards are also expected to be determined applying the same split of corporate and individual performance factors.

Long Term Equity Incentives

Our NEOs receive long-term equity-based awards in the form of stock options and restricted stock units under EPAM’s 2015 Long Term Incentive Plan. These awards provide our NEOs with a personal financial interest in EPAM’s success through stock ownership, aligning their interests with that of our stockholders. Stock-based awards also enhance their long-term commitment to EPAM’s building of shareholder value, as the potential realized value of the awards is determined by stock price appreciation from the date of grant. These equity awards generally occur in the first quarter of each year and vest in equal annual installments over a four-year period commencing on the grant date. In addition to annual grants of equity-based awards, awards under the 2015 Plan may be made in connection with the start of employment, or to reward an extraordinary contribution to EPAM’s success at another “off-cycle” time.

The Company’s current practice is for the Board, taking the recommendation of the Compensation Committee into consideration, to award long-term equity incentives to our NEOs annually based on Company performance and consideration of individual performance. The amounts of each 2018 grant were similar to prior years, with adjustments to reflect corporate and individual performance. In addition, Mr. Dobkin’s equity award reinforces the alignment of our CEO’s interests with those of our stockholders, as the Board determined that Mr. Dobkin’s demonstrated commitment to delivering stockholder value, and his responsibility as CEO to manage and drive overall company performance, is strengthened by linking a portion of his overall compensation to the performance of EPAM’s stock.

Annual incentive awards to our NEOs consist of 50% stock options and 50% restricted stock units, based on grant date fair value of the awards. The Compensation Committee has determined and recommended to the Board that this mix of equity award types aligns with EPAM’s philosophy to retain and incentivize our NEOs and reward absolute long-term stock appreciation. Through service-based vesting and forfeiture provisions included in our option and restricted stock unit award agreements, we believe that we provide an additional incentive to our leadership to act in furtherance of our long-term success and our stockholders’ interests.

Other Broad-based Employee Benefits

We provide retirement, health and other broad-based benefits as another component of our overall compensation scheme. We have established a 401(k) retirement plan, which is a tax-qualified self-funded retirement plan, in which our U.S. employees, including our U.S.-based NEOs, may participate. Under this plan, employees may elect to defer their current compensation up to the statutory limit. We provide discretionary matching contributions to the plan up to a maximum of 3% of the employee’s eligible compensation in 2018, increasing to 4% in 2019.

We currently make available to our U.S. employees, including our U.S.-based NEOs, group health insurance (including medical, dental and vision), long- and short-term disability, group life, AD&D and paid time off. Mr. Fejes receives statutory benefits required by Swiss law.

We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.

We do not provide any perquisites to our NEOs because we believe that our compensation objectives are better achieved through the compensation elements described above.

Other Employment Arrangements

Our normal practice is to issue employment offer letters in connection with new hires, including at the executive officer level. These offer letters describe basic terms of employment, including initial compensation levels and equity awards granted at the time of hire, if any. There are no currently effective employment offer letters or employment agreements with Mr. Dobkin or Mr. Dvorkin, due to their long tenure with the Company. Mr. Fejes has an employment agreement with our Swiss subsidiary as required by Swiss law

In connection with Mr. Peterson’s appointment as Chief Financial Officer, on March 16, 2017, the Company entered into an offer letter agreement with Mr. Peterson, which provided for a sign-on equity award. Starting in 2018, Mr. Peterson had an annual opportunity to receive an equity grant under our 2015 Plan with a target value of $700,000. Under his offer letter, subject to his execution of a release of claims and one year non-compete agreement, in the event of a termination of

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Mr. Peterson’s employment without Cause or for Good Reason (each, as defined in the form of restricted stock unit award agreement currently filed with the SEC) prior to April 5, 2019 (the two year anniversary of his start date), Mr. Peterson would have been entitled to receive severance equal to 12 months base salary and accelerated vesting of 50% of his then outstanding unvested equity. This protection has lapsed.

Mr. Solomon’s 2016 offer letter included a basic outline of Mr. Solomon’s terms of employment when he joined EPAM as SVP, Chief People Officer, including a sign-on equity award and his annual equity award target value.

Compensation Risk Assessment

Our management team has reviewed our compensation policies and practices for all our employees with the Compensation Committee. This risk assessment is performed annually, led by our Chief People Officer with input from other stakeholders, and comprises a detailed review of each compensation and incentive program, including the participants, funding, types of awards and criteria on which awards under these programs are made. The Compensation Committee has determined, based on this review, that our compensation policies, practices, plans and programs are not reasonably likely to have a material adverse effect on our Company. The Compensation Committee determined that for all employees, including our NEOs, our compensation programs do not encourage excessive risk taking and instead encourage behaviors that support sustainable value creation for our stockholders. Our Board concurred with all of the Compensation Committee’s determinations with respect to risks associated with our compensation programs.

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation paid to certain executive officers in one calendar year over $1 million per executive. Prior to the Tax Cuts and Jobs Act of 2017, compensation based solely on the attainment of one or more pre-established objective performance goals (subject to meeting certain other requirements) was exempt from this limit. Our stockholder-approved equity incentive and executive officer incentive plans were designed to permit the Compensation Committee to grant certain types of performance-based compensation intended to quality for this exemption. We generally intended to maximize the tax deductibility of compensation paid to executive officers covered under Section 162(m) when in the best interests of the Company and consistent with the goals and designs of our compensation programs, developed in consultation with the Compensation Committee’s independent consultant.

The exemption for performance-based compensation has now been repealed, effective for taxable years beginning after December 31, 2017, subject to transition relief for certain “grandfathered” arrangements in place as of November 2, 2017. For EPAM, this means that the new Section 162(m) rules first applied starting with deduction for the tax year beginning January 1, 2018.

The Compensation Committee will continue to monitor developments in this regard. The Compensation Committee continues to have the flexibility to pay nondeductible compensation if it believes it is in the best interests of the Company.

Stock Ownership Guidelines and Clawback Policy

Our stock ownership guidelines apply to executive officers, directors, and certain other key EPAM personnel. Our Chief Executive Officer is required to own shares of EPAM Common Stock with a value equal to 10 times his base salary, and Mr. Dobkin complies with this guideline, as evidenced by his significant beneficial ownership of EPAM’s Common Stock as set forth under “Security Ownership of Certain Beneficial Owners and Management.” Other executive officers of EPAM (including our NEOs) must own shares of our Common Stock valued at two times his or her base salary. Certain other key EPAM personnel each must own shares of our Common Stock with a value equal to one and one-half times his or her base salary. In addition, directors are required to own shares of our Common Stock with a value equal to 10 times their annual cash retainer. These individuals are required to satisfy the stock ownership guidelines within five years from the date he or she becomes subject to the guidelines. Other than our CEO, whose stock ownership guideline was effective immediately, no executive officers, directors or key personnel are required to satisfy the guidelines until 2020 or later. Notwithstanding that grace period, all of our NEOs and 88% of our non-employee directors currently meet or exceed the guidelines. Also, as described earlier, we maintain policies that prohibit our employees and directors from pledging EPAM stock or engaging in activities considered to be hedging of our stock.

Our clawback policy, administered by the Compensation Committee, provides that all performance-based compensation made to executive officers may be subject to recoupment, or “clawback,” if the Compensation Committee determines that intentional misconduct or gross negligence of an executive officer was a material contributing factor to EPAM being required to undertake a material restatement of its financial statements filed with the SEC.

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  Executive Compensation

Summary Compensation Table

The following table sets forth information regarding the compensation of our NEOs for services rendered to us in all capacities for 2018, and for those who were named executive officers during such periods, 2017 and 2016.

Name and principal position	Year	Salary ($)		Bonus ($)		Stock awards ($) (1)	Option awards ($) (1)	Non-equity incentive plan compensation ($)		All other compensation ($)		Total ($)
Arkadiy Dobkin, President and Chief Executive Officer	2018	$537,500				$1,215,282	$1,250,006	$784,000				$3,786,788
	2017	$487,500		—		$1,017,720	$1,000,004	$579,000				$3,084,224
	2016	$437,500		$222,833		$1,041,298	$999,804					$2,701,435
Jason Peterson, Senior Vice President, Chief Financial Officer and Treasurer	2018	$357,500				$364,551	$375,002	$325,000				$1,422,053
	2017	$258,686		—		$650,085	$650,008	$182,500				$1,741,279

Balazs Fejes, Executive Vice President and Co-Head Global Business	2018	$366,710	(2)			$486,068	$500,002	$425,000	(2)			$1,777,780
	2017	$350,786	(2)	—		$457,938	$449,994	$369,500	(2)			$1,628,218
	2016	$292,326	(3)	$176,138	(3)	$468,605	$449,919			$22,631	(3)	$1,409,619
Viktar Dvorkin, Senior Vice President, Head of Global Delivery	2018	$293,750				$364,551	$375,002	$340,000				$1,373,303
Larry Solomon, Senior Vice President and Chief People Officer	2018	$311,250				$364,551	$375,002	$310,000				$1,360,803
	2017	$300,000		—		$305,316	$299,996	$276,000				$1,181,312

(1)

The amounts in these columns represent the aggregate grant date fair value of the restricted stock unit and option awards granted to our named executive officers in the years provided, computed in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. We provide information regarding the assumptions used to calculate the value of these stock-based compensation awards in Note 12 to the audited consolidated financial statements included in our 2018 Annual Report on Form 10-K. There can be no assurance that these awards will vest or will be exercised (in which case no value will be realized by the individual), or that the value upon vesting or exercise, as applicable, will approximate the aggregate grant date fair value.

(2)

Mr. Fejes’ cash compensation is paid in Swiss francs and Hungarian forints. For 2018 and 2017, respectively, the applicable exchange rates used were $1.02 and $1.02 per Swiss franc, and $0.0037 and $0.0037 per Hungarian forint, based on the average exchange rates from oanda.com.

(3)

In 2016, Mr. Fejes provided services to the Company partially in his capacity as a consultant and partially in his capacity as an employee. The amount in the column “Salary” represents salary paid to Mr. Fejes directly in his capacity as an employee ($291,902 of which was paid in Swiss francs and $424 of which was paid in Hungarian forints). The amount in the “All other compensation” column represents a fixed consulting fee, paid in euros directly to Mr. Fejes’ direct employer, Redlodge Holdings Limited. For 2016, the applicable exchange rates used were $1.02 per Swiss franc, $0.0036 per Hungarian forint and $1.11 per euro based on the average exchange rates from www.oanda.com.

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Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to our NEOs for the year ended December 31, 2018.

	Grant date	Award approval date (1)	Estimated future payouts under non-equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards (2)
Name			Threshold ($)	Target ($)	Maximum ($)
Arkadiy Dobkin	2/12/2018	2/12/2018	—	$687,500	$1,375,000
	3/23/2018	2/13/2018					28,830	$112.62	$1,250,006
	3/23/2018	2/13/2018				10,791			$1,215,282
Jason Peterson	2/12/2018	2/12/2018	—	$250,000	$500,000
	3/23/2018	2/13/2018					8,649	$112.62	$375,002
	3/23/2018	2/13/2018				3,237			$364,551
Balazs Fejes	2/12/2018	2/12/2018	—	$350,000	$700,000
	3/23/2018	2/13/2018					11,532	$112.62	$500,002
	3/23/2018	2/13/2018				4,316			$486,068
Viktar Dvorkin	2/12/2018	2/12/2018	—	$250,000	$500,000
	3/23/2018	2/13/2018					8,649	$112.62	$375,002
	3/23/2018	2/13/2018				3,237			$364,551
Larry Solomon	2/12/2018	2/12/2018	—	$250,000	$500,000
	3/23/2018	2/13/2018					8,649	$112.62	$375,002
	3/23/2018	2/13/2018				3,237			$364,551
(1)

Our Board of Directors approved the grants of stock options and restricted stock units to our named executive officers at its meeting on February 13, 2018. The Compensation Committee approved non-equity incentive plan award targets for our named executive officers at a meeting held on February 12, 2018.

(2)

The amounts in this column represent the aggregate grant date fair value of the restricted stock unit and option awards granted to our named executive officers in 2018, computed in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. We provide information regarding the assumptions used to calculate the value of these stock based compensation awards in Note 12 to the audited consolidated financial statements included in our 2018 Annual Report on Form 10-K. There can be no assurance that these awards will vest or will be exercised (in which case no value will be realized by the individual), or that the value upon vesting or exercise, as applicable, will approximate the aggregate grant date fair value.

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  Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding the holdings of stock options and stock awards that remained outstanding as of December 31, 2018 for each of our NEOs.

	Option awards						Stock awards

Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested (#) (1)
(a)	(b)		(c)		(e)	(f)	(g)		(h)
Arkadiy Dobkin	80,000				$32.08	3/31/2024

	37,500	(2)	12,500	(2)	$61.38	3/23/2025

	20,513	(3)	20,513	(3)	$70.52	3/25/2026

	9,899	(4)	29,695	(4)	$73.27	3/24/2027

			28,830	(5)	$112.62	3/23/2028

							31,091	(6)	$3,606,867

Jason Peterson	3,424	(7)	10,270	(7)	$74.44	4/5/2027

	535	(7)	8,803	(7)	$74.44	4/5/2027

			8,649	(5)	$112.62	3/23/2028

							9,786	(8)	$1,135,274

Balazs Fejes	39,600				$4.63	8/13/2020

	11,200				$16.80	3/19/2022

	16,000				$23.36	5/29/2023

	20,000				$32.08	3/31/2024

	15,000	(2)	5,000	(2)	$61.38	3/23/2025

	9,231	(3)	9,231	(3)	$70.52	3/25/2026

	4,455	(4)	13,362	(4)	$73.27	3/24/2027

			11,532	(5)	$112.62	3/23/2028

							13,325	(6)	$1,545,833

Viktar Dvorkin	7,200				$23.04	5/24/2023

	20,000				$32.08	3/31/2024

	13,500	(2)	4,500	(2)	$61.38	3/23/2025

	6,667	(3)	6,666	(3)	$70.52	3/25/2026

	3,217	(4)	9,651	(4)	$73.27	3/24/2027

			8,649	(5)	$112.62	3/23/2028

							10,021	(6)	$1,162,536

Larry Solomon	5,763	(9)	5,762	(9)	$64.63	10/17/2026

	2,970	(4)	8,908	(4)	$73.27	3/24/2027

			8,649	(5)	$112.62	3/23/2028

							8,205	(10)	$951,862
(1)	The closing market price of our Common Stock on the NYSE on December 31, 2018 was $116.01.

(2)	The option became exercisable as to 25% of the total grant on each of March 23, 2016, 2017 and 2018, and will become exercisable as to 25% of the total grant on March 23, 2019.

(3)	The option became exercisable as to 25% of the total grant on each of March 25, 2017 and 2018, and will become exercisable as to 25% of the total grant on each of March 25, 2019 and 2020.

(4)	The option became exercisable as to 25% of the total grant on March 24, 2018, and will become exercisable as to 25% of the total grant on each of March 24, 2019, 2020 and 2021.

(5)	The option will become exercisable as to 25% of the total grant on each of March 23, 2019, 2020, 2021 and 2022.

40 2019 Proxy Statement

  Executive Compensation

(6)

Represents restricted stock units awarded in 2015 that are scheduled to vest as to 25% of the shares on March 23, 2019; restricted stock units awarded in 2016 that are scheduled to vest as to 25% of the shares on each of March 25, 2019 and 2020; restricted stock units awarded in 2017 that are scheduled to vest as to 25% of the shares on each of March 24, 2019, 2020 and 2021; and restricted stock units awarded in 2018 that are scheduled to vest as to 25% of the shares on each of March 23, 2019, 2020, 2021 and 2022.

(7)	The option became exercisable as to 25% of the total grant on April 5, 2018 and will become exercisable as to 25% of the total grant on each of April 5, 2019, 2020 and 2021.

(8)

Represents restricted stock units awarded in 2017 that are scheduled to vest as to 25% of the shares on each of April 5, 2019, 2020 and 2021; and restricted stock units awarded in 2018 that are scheduled to vest as to 25% of the shares on each of March 23, 2019, 2020, 2021 and 2022.

(9)	The option became exercisable as to 25% of the total grant on each of October 17, 2017 and 2018, and will become exercisable as to 25% of the total grant on each of October 17, 2019 and 2021.

(10)

Includes restricted stock units awarded in 2016 that are scheduled to vest as to 25% of the shares on each of October 17, 2019 and 2020; restricted stock units awarded in 2017 that are scheduled to vest as to 25% of the shares on each of March 24, 2019, 2020 and 2021; and restricted stock units awarded in 2018 that are scheduled to vest as to 25% of the shares on each of March 23, 2019, 2020, 2021 and 2022.

Options Exercised and Stock Vested

The following table sets forth information regarding the exercise of stock options and shares acquired upon vesting of stock awards by our NEOs during the year ended December 31, 2018.

	Option awards		Stock awards

Name	Number of shares acquired on exercise (#)	Value realized on exercise ($) (1)	Number of shares acquired on vesting (#) (2)	Value realized on vesting ($)(3)
Arkadiy Dobkin	—	—	13,664	$1,546,440
Jason Peterson	2,400	$311,493	2,184	$248,299
Balazs Fejes	12,000	$1,695,957	5,224	$590,227
Viktar Dvorkin	20,000	$2,859,646	4,329	$489,432
Larry Solomon	—	—	1,964	$230,848
(1)	Represents the weighted average sale price of shares acquired on exercise of options during 2018. All options reflected were sold via cashless exercise.

(2)	Represents gross number of shares acquired on vesting. The Company’s practice is to withhold shares to satisfy the tax withholding requirement arising from the vesting of restricted stock units.

(3)	Calculated based on the closing market price of EPAM common stock on the vesting dates.

Potential Payments on Termination and Change of Control

As discussed above under “Narrative Disclosure Relating to Summary Compensation Table and Grants of Plan-Based Awards Table,” we do not have a formal severance plan or similar arrangement that provides our NEOs (or other employees) with cash severance, equity acceleration, or other payments in connection with a termination of his or her employment with EPAM or a change of control of EPAM. In addition, EPAM does not provide excise tax gross-ups to any of our NEOs, and the 2015 Plan expressly prohibits us from providing such gross-ups.

Jason Peterson Employment Offer Letter

Mr. Peterson’s offer letter with EPAM includes a severance provision whereby he would receive an amount equal to 12 months base salary and accelerated vesting of 50% of his then outstanding unvested equity in the event of a termination of his employment without Cause or for Good Reason (each, as defined in the form of restricted stock unit award agreement currently filed with the SEC) between his start date and April 5, 2019 (the two-year anniversary of his start date).

The following table sets forth the estimated value of cash severance and the acceleration of unvested equity awards held by Mr. Peterson assuming a termination of service by EPAM without Cause or by Mr. Peterson for Good Reason, effective December 31, 2018.

Name	Cash	Value of accelerated unvested stock options upon termination without Cause or for Good Reason	Value of accelerated unvested restricted stock units upon termination without Cause or for Good Reason	Total
Jason Peterson	$360,000	$411,092	$567,637	$1,338,729

2019 Proxy Statement 41

  Executive Compensation

Treatment of Equity Awards in Termination and Change of Control Situations

Equity awards granted to our NEOs under our 2012 Long Term Incentive Plan (the “2012 Plan”), under which awards were made until June 2015, and under the 2015 Plan, under which awards have been made beginning in July 2015, may forfeit or accelerate in certain circumstances relating to termination of employment or change of control as follows:

◾	Upon a termination of service for cause, any unvested restricted stock units and any unexercised portion of the option (both vested and unvested) forfeit as of the termination date.

◾

Upon a termination of service due to death or disability, any unvested restricted stock units and any unvested portion of the option forfeit as of the termination date. Any vested portion of the option will remain exercisable until the earlier of one year following the termination date and the expiration date of the option, unless the Compensation Committee determines that the option should be exercisable to some greater extent or remain exercisable for some longer period (but not after the tenth anniversary of the grant date).

◾

Upon a termination of service by EPAM (or an affiliate) without cause, or by the executive for good reason, in each case within two years after a change of control for option awards under the 2012 Plan or within one year after a change of control for awards under the 2015 Plan, the unvested portion of the option will vest in full, and the option will remain exercisable until the earlier of 90 days after the termination date and the expiration date of the option.

◾

Restricted stock units awarded prior to 2015 were not subject to any accelerated vesting provisions in connection with a change of control. However, for restricted stock units awarded to our executives in March 2015, the award agreements provide for “double-trigger” accelerated vesting upon a change of control, such that outstanding unvested awards will only accelerate upon a termination of employment by EPAM (or an affiliate) without cause, or by the executive for good reason, in each case within two years after a change of control. The 2015 Plan under which awards on and after July 2015 have been granted specifically provides for “double-trigger” accelerated vesting upon a change of control, such that outstanding unvested awards will accelerate upon a terminate of employment by EPAM (or an affiliate) without cause, or by the holder for good reason, in each case within one year after the change of control.

◾

Upon termination of service for any other reason, any unvested restricted stock units and any unvested portion of the option forfeit as of the termination date. Any vested portion of the option will remain exercisable until the earlier of 90 days following the termination date and the expiration date of the option, unless the Compensation Committee determines that the option should be exercisable to some greater extent or remain exercisable for some longer period (but not after the tenth anniversary of the grant date).

The following table sets forth the estimated value of the acceleration of unvested equity awards held by each of our named executive officers assuming a termination of service by EPAM or an affiliate without cause or by the NEO for good reason, assuming that such termination occurred on December 31, 2018 and within two years following a change of control for awards made under the 2012 Plan, and within one year following a change of control for awards made under the 2015 Plan.

Name	Value of accelerated unvested stock options upon qualifying termination after change of control (1)	Value of accelerated unvested restricted stock units upon qualifying termination after change of control (2)	Total
Arkadiy Dobkin	$2,982,909	$3,606,867	$6,589,776
Jason Peterson	$822,185	$1,135,274	$1,957,459
Balazs Fejes	$1,303,254	$1,545,833	$2,849,087
Viktar Dvorkin	$990,875	$1,162,536	$2,153,411
Larry Solomon	$706,100	$951,862	$1,657,962
(1)

The value associated with the acceleration of outstanding stock options is based on the closing market price of a share of our Common Stock as of December 31, 2018 ($116.01) minus the applicable exercise price.

(2)	The value associated with the acceleration of eligible unvested restricted stock units is based on the closing market price of a share of our Common Stock as of December 31, 2018 ($116.01).

42 2019 Proxy Statement

2018 Pay Ratio Disclosure

Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2018:

◾	the median of the annual total compensation of all our employees (other than our Chief Executive Officer) was $25,419;

◾	the annual total compensation of Chief Executive Officer was $3,786,788; and

◾	the ratio of these two amounts was 149 to 1.

We believe our pay ratio presented above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. As SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, estimates and assumptions, our pay ratio may not be comparable with the pay ratios reported by other companies. As permitted by the Pay Ratio Rule, we have used the same median employee identified in our 2017 Pay Ratio Disclosure section of our definitive proxy statement for our 2018 annual meeting of stockholders (the “2017 Pay Ratio Disclosure”) because during 2018 there was no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to or otherwise significantly impact our pay ratio disclosure. For a full description of the methodology we used to identify our “median employee” and determine the annual total compensation for such median employee, please see our 2017 Pay Ratio Disclosure; however, the information therein is not incorporated by reference into this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of EPAM. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the reports filed during fiscal year 2018 and on written representations from our directors and executive officers, we believe that, during fiscal year 2018, all directors, executive officers, and persons who own more than 10% of a registered class of our equity securities timely complied with all Section 16(a) reporting requirements applicable to them, except for one late Form 4 filing on behalf of each of Dr. Kuerpick, Mr. Mayoras, Mr. Robb, Mr. Segert, Ms. Smart and Mr. Vargo, in each case relating to the June 6, 2018 annual Board service grant of 866 restricted stock units.

Additionally, during fiscal year 2017, all directors, executive officers, and persons who own more than 10% of a registered class of our equity securities timely complied with all Section 16(a) reporting requirements applicable to them, except for those reports disclosed in our definitive proxy statement for our 2018 annual meeting of stockholders and one Form 4 for Mr. Dobkin, which related to one transaction related to his 10b-1 trading plan and was filed one day late; one Form 4 for each of Mr. Fejes, Mr. Dobkin, Ms. Shekhter, Ms. Mosier and Mr. Conte, which related to one transaction for each such reporting person dated 3/23/2017 and was filed on an otherwise timely Form 4, but, for the 3/23/2017 transaction, was one day late; one Form 4 for each of Mr. Dobkin, Mr. Solomon, Ms. Mosier, Ms. Shekhter and Mr. Fejes, which related to one transaction each (the annual officer grants) and was filed one day late; and one Form 4 for Ms. Shekhter which related to one transaction relating to her 10b-1 trading plan and was filed one day late.

During the second half of 2018, the Company implemented new procedures aimed at ensuring future compliance of all reporting persons with their Section 16(a) beneficial ownership reporting requirements including, but not limited to, designating a coordinator to assist all insiders in preparation and filing electronically of all Form 3, Form 4 and Form 5 reports, and enhanced training and periodic reminders about reporting obligations and filing deadlines.

2019 Proxy Statement 43

Independent Registered Public Accounting Firm

The Audit Committee, which is composed entirely of independent directors, has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2019. Representatives from Deloitte & Touche LLP will be in attendance at the Annual Meeting to respond to any appropriate questions and will have the opportunity to make a statement, if they so desire.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Fees to Independent Registered Public Accounting Firm

The following table summarizes the fees incurred by the Deloitte Entities and billed to us for each of the last two fiscal years for audit services, and billed to us in each of the last two fiscal years for audit related, tax and other services:

	2018	2017

	(in thousands)
Audit Fees	$3,332	$2,924
Audit-Related Fees	185	149
Tax Fees	331	397
All Other Fees	76	49
Total Fees	$3,924	$3,519

Audit Fees. Audit Fees consist of fees billed by Deloitte Entities for professional services rendered in connection with the audit and quarterly reviews of our audited consolidated financial statements, and foreign statutory audits.

Audit-Related Fees. Audit-Related Fees consist of fees billed for professional services rendered in connection with ISAE 3402 audits.

Tax Fees. Tax Fees primarily consist of fees billed for professional services rendered in connection with transfer pricing studies and tax consulting services.

All Other Fees. All Other Fees consist of subscription fees.

Pre-Approval of Services

In accordance with its charter and legal requirements, the Audit Committee is required to approve in advance all audit and permitted non-audit services performed by our independent registered public accounting firm. As permitted by our pre-approval policy, the Audit Committee has delegated to its Chair the authority to pre-approve audit and permitted non-audit services involving estimated fees of up to $100,000 to be provided by our independent registered public accounting firm; provided that the Chair then communicates such pre-approvals to the full Audit Committee at its next regularly scheduled meeting. The pre-approval policy also includes full Audit Committee pre-approval of certain categories of audit and permitted non-audit services, up to $100,000 in the aggregate per fiscal year for each particular category of service.

As part of its review, the Audit Committee considers whether any non-audit services will, or may potentially, impact the independence of our independent registered public accounting firm. The Audit Committee pre-approved all audit and non-audit services provided to EPAM by the Deloitte Entities in fiscal years 2018 and 2017. None of the services described in the table above were exempt from the pre-approval requirement set forth in the SEC rules and regulations.

44 2019 Proxy Statement

Proposal 1: Election of Directors

We are soliciting proxies in favor of the re-election of the three director nominees identified below. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the director nominees named below to serve for a three year term expiring at the annual meeting of stockholders to be held in 2022.

If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominee designated by the Board to fill the vacancy. As of the date of this Proxy Statement, the Board has no reason to believe that any person named below will be unable or unwilling to serve as a nominee or as a director, if elected.

Directors

Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated each of Richard Michael Mayoras, Karl Robb and Helen Shan for election as Class I directors at the Annual Meeting. These directors will hold office until the annual meeting of stockholders in 2022, or until their respective successors have been elected and qualified. The director nominees have consented to being named in this Proxy Statement as nominees for election as director and have agreed to serve as directors if elected. We did not pay a fee to any third party to identify or evaluate any potential nominees; however, in 2018 we paid a fee to an executive search firm in connection with the recruitment of Helen Shan, who joined our Board in September 2018.

Please see the discussion under “Board of Directors” in this Proxy Statement for information concerning each of our nominees for director.

Vote Required

Directors are elected by a majority of the votes of the shares of our Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Our bylaws contain procedures to be followed in the event that one or more Directors do not receive a majority of votes cast FOR his or her election at the Annual Meeting.

Recommendation

The Board recommends a vote FOR each of the director nominees as Class I directors.

2019 Proxy Statement 45

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2019. In deciding to engage Deloitte & Touche LLP, the Audit Committee noted that there were no auditor independence issues raised with Deloitte & Touche LLP.

The Board of Directors recommends that stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Ratification of the selection of Deloitte & Touche LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP, but may, in their discretion, retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in the best interests of EPAM and its stockholders.

The Audit Committee reviews audit and non-audit services performed by Deloitte & Touche LLP, as well as the fees charged by Deloitte & Touche LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence. Additional information concerning the Audit Committee and its activities with Deloitte & Touche LLP can be found in the following sections of this Proxy Statement: “Corporate Governance – Committees of the Board – Audit Committee” and “Report of the Audit Committee.” For additional information about Deloitte & Touche LLP, see “Independent Registered Public Accounting Firm” elsewhere in this Proxy Statement.

Vote Required

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting in person or by proxy.

Recommendation

The Board recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2019.

46 2019 Proxy Statement

Proposal 3: Annual Advisory Vote to Approve Executive Compensation

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed and individually tailored to attract, motivate, and retain our named executive officers, each of whom is critical to our success. The components of our executive compensation programs encourage performance in support of our organizational strategy, and reward our named executive officers based on Company performance and the objective and subjective evaluation of individual performance. EPAM’s equity plans are intended to align compensation with the long-term interests of our stockholders. Please read the “Executive Compensation — Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2018 compensation of our named executive officers. The Board of Directors and the Compensation Committee believe that the policies and procedures described and explained in “Executive Compensation – Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to EPAM’s recent and long-term success.

Accordingly, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement by voting “FOR” the adoption of the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of EPAM Systems, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. While this advisory vote on executive compensation is non-binding, the Board of Directors and the Compensation Committee will carefully assess the voting results and may consult directly with stockholders to better understand any issues or concerns raised through the stockholder vote.

Vote Required

The advisory vote to approve executive compensation requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting in person or by proxy.

Recommendation

The Board of Directors recommends that you vote FOR approval of our executive compensation.

2019 Proxy Statement 47

Householding

As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports, notices of Internet availability of proxy materials and information statements, to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, Attention: Corporate Secretary, or by telephone at (267) 759-9000 ext. 64588. We undertake to deliver separate copies of these documents promptly upon such written or oral request. Stockholders who currently receive multiple copies of these documents at their address and would like to request householding of their communications should contact their broker.

Stockholder Proposals for the 2020 Annual Meeting

If a stockholder wishes to present a proposal to be included in our proxy statement for our 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), the proponent and the proposal must comply with these instructions and the proxy proposal submission rules of the SEC. One very important requirement is that the proposal be received by our Corporate Secretary no later than December 25, 2019, based on an anticipated mailing date of this Proxy Statement date of April 23, 2019, pursuant to SEC Rule 14a-8. Proposals we receive after that date will not be included in the Proxy Statement for the 2020 Annual Meeting. We urge stockholders to submit proposals by certified mail, return receipt requested.

A stockholder proposal not included in our Proxy Statement for the 2020 Annual Meeting will be ineligible for presentation at the 2020 Annual Meeting unless the stockholder gives timely notice of the proposal in writing to our Corporate Secretary at our principal executive offices at EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, Attention: Corporate Secretary. In order to be timely under our bylaws, in the case of an annual meeting of the stockholders, such notice must be received by the Corporate Secretary no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary date of the preceding year’s annual meeting of stockholders. Therefore, for a stockholder to give timely notice and be eligible for presentation at the 2020 Annual Meeting, notice must be received by the Corporate Secretary no earlier than February 6, 2020 and no later than March 7, 2020. If the next annual meeting is called for a date that is more than 30 days before or more than 70 days after that anniversary date, notice by the stockholder in order to be timely must be received no earlier than 120 days prior to such annual meeting nor later than 70 days prior to such annual meeting or the 10th day following the day on which public announcement is first made by us of the date of such meeting.

Stockholder nominations for the election of directors at a special meeting of the stockholders must be received by our Corporate Secretary no earlier than 120 days prior to such special meeting nor later than the later of 90 days prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of such special meeting.

A stockholder’s notice to our Corporate Secretary must be in proper written form and must include the information and consents required by our bylaws related to the stockholder giving the notice, the beneficial owner (if any) on whose behalf the nomination or proposal is made and each person whom the stockholder proposes to nominate for election as a director or the business desired to be brought before the meeting.

You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at U.S. Securities and Exchange Commission, Division of Corporation Finance, 100 F Street, NE, Washington, DC 20549 or through the SEC’s website at www.sec.gov. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary at EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, Attention: Corporate Secretary.

48 2019 Proxy Statement

Other Matters

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the proxy holders to vote the shares they represent in accordance with their best judgment, unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors of EPAM Systems, Inc.:

Edward Rockwell

Senior Vice President, General Counsel and Corporate Secretary

Newtown, Pennsylvania

April 23, 2019

2019 Proxy Statement 49

Appendix A: Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

EPAM SYSTEMS, INC. AND SUBSIDIARIES

(in thousands, except percent and per share amounts)

(Unaudited)

EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-offs and recoveries, amortization of purchased intangible assets, goodwill impairment, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, the impact of U.S. tax reform, excess tax benefits related to stock-based compensation and the related effect on income taxes of the pre-tax adjustments. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Reconciliation of various income statement amounts from GAAP to non-GAAP for the years ended December 31, 2018 and 2017:

	Year ended December 31, 2018			Year ended December 31, 2017

	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$1,186,921	$(27,245)	$1,159,676	$921,352	$(20,868)	$900,484
Selling, general and administrative expenses(2)	$373,587	$(33,998)	$339,589	$327,588	$(33,281)	$294,307
Income from operations(3)	$245,764	$69,344	$315,108	$172,946	$61,711	$234,657
Operating margin	13.3%	3.8%	17.1%	11.9%	4.3%	16.2%
Net income(4)	$240,256	$7,754	$248,010	$72,760	$117,542	$190,302
Weighted average diluted shares outstanding	56,673	—	56,673	54,984	—	54,984
Diluted earnings per share	$4.24		$4.38	$1.32		$3.46

Notes:

Items (1) through (4) above are detailed in the table below with the specific cross-reference noted next to the appropriate line item.

50 2019 Proxy Statement

  Appendix A: Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

	Year Ended December 31,

	2018	2017
Stock-based compensation expenses	$27,245	$20,868
Total adjustments to GAAP cost of revenues(1)	27,245	20,868
Stock-based compensation expenses	31,943	31,539
Other acquisition-related expenses	916	1,500
One-time (recoveries)/charges	1,139	242
Total adjustments to GAAP selling, general and administrative expenses(2)	33.998	33,281
Amortization of purchased intangible assets	8,101	7,562
Total adjustments to GAAP income from operations(3)	$69,344	$61,711
Change in fair value of contingent consideration included in Interest and other income, net	(900)	—
Foreign exchange (loss)/gain	(487)	3,242
Provision for/(benefit from) income taxes:
Tax effect on non-GAAP adjustments	(12,862)	(12,736)
Net discrete charge/(benefit) related to U.S. tax reform	(29,971)	74,632
Excess tax benefits related to stock-based compensation	(17,370)	(9,307)
Total adjustments to GAAP net income(4)	$7,754	$117,542

2019 Proxy Statement 51

0                ⬛

EPAM SYSTEMS, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS JUNE 5, 2019

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF EPAM SYSTEMS, INC.

The undersigned stockholder of EPAM Systems, Inc., a Delaware corporation (“EPAM”), hereby appoints Edward Rockwell and Kate Pytlewski, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to act as proxies to vote all shares of common stock of EPAM that the undersigned is entitled to vote at the Annual Meeting of Stockholders of EPAM to be held at EPAM’s corporate offices located at 41 University Drive, Newtown, Pennsylvania, 18940, on Wednesday, June 5, 2019 at 10:00 a.m. EDT and at any adjournment or postponement thereof, with all powers the undersigned would possess if personally present, as stated on the reverse side hereof.

(Continued and to be signed on the reverse side.)

⬛ 1.1	14475 ⬛

ANNUAL MEETING OF STOCKHOLDERS OF

EPAM Systems, Inc.

June 5, 2019

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/17464/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i   Please detach along perforated line and mail in the envelope provided.  i

⬛ 20330300000000000000 3	060519

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF DIRECTORS,
“FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect three (3) Class I directors listed in the accompanying proxy statement to hold office for a three year term or until their successors are elected and qualified.						FOR	AGAINST	ABSTAIN
				2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019.	☐	☐	☐
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ Richard Michael Mayoras ¡ Karl Robb ¡ Helen Shan
						FOR	AGAINST	ABSTAIN
				3.	To approve, on an advisory and non-binding basis, the compensation for our named executive officers as disclosed in this Proxy Statement.	☐	☐	☐
In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED:

•  “FOR ALL NOMINEES” FOR DIRECTOR DESCRIBED IN PROPOSAL 1

•  “FOR” PROPOSAL 2

•  “FOR” PROPOSAL 3

IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED ATTORNEYS-IN-FACT.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

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Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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